Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of October 26, 2008,

Among

Embarq Corporation,

CenturyTel, Inc.

and

Cajun Acquisition Company

SECTION 9.10. Specific Enforcement	92
SECTION 9.11. Waiver of Jury Trial	92

Exhibit A Governance Matters
Exhibit B Tax Certificate Form

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 26, 2008, among Embarq Corporation, a Delaware corporation (“Pine”), CenturyTel, Inc., a Louisiana corporation (“Cedar”), and Cajun Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Cedar (“Pine Merger Sub”).

WHEREAS the Board of Directors of Pine, the Board of Directors of Cedar, and the Board of Directors of Pine Merger Sub have approved this Agreement, determined that the terms of this Agreement are in the best interests of Pine, Cedar or Pine Merger Sub, as applicable, and their respective stockholders or shareholders, as applicable, and declared the advisability of this Agreement;

WHEREAS the Board of Directors of Pine and the Board of Directors of Pine Merger Sub have recommended adoption or approval, as applicable, of this Agreement by their respective stockholders, as applicable;

WHEREAS for U.S. Federal income Tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS Pine, Cedar and Pine Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), on the Closing Date, Pine Merger Sub shall be merged with and into Pine (the “Merger”). At the Effective Time, the separate corporate existence of Pine Merger Sub shall cease and Pine shall continue as the surviving company in the Merger (the “Surviving Company”).

SECTION 1.02. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m., New York City time, on a date to be specified by Pine and Cedar, which shall be no later than the tenth Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Pine and Cedar; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied or (to the extent permitted by Law) waived on such tenth Business Day, then the Closing shall take place on the tenth Business Day on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived, or at such other place, time and date as shall be agreed in writing between Pine and Cedar. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”; provided, further, that the Closing Date shall not occur before November 19, 2008.

SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Pine and Cedar shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 1.04. Effects. The Merger shall have the effects set forth in this Agreement and Section 259 of the DGCL.

SECTION 1.05. Certificate of Incorporation and By-Laws. The certificate of incorporation of Pine Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law, except that the name of the Surviving Company shall be Embarq Corporation. The by-laws of Pine Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law, except that references to the name of Pine Merger Sub shall be replaced by references to the name of the Surviving Company.

SECTION 1.06. Directors and Officers of Surviving Company. The directors of Pine Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Pine immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Pine, Cedar, Pine Merger Sub or the holder of any shares of Pine Common Stock or Pine Merger Sub Common Stock:

(a) Conversion of Pine Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, in Pine Merger Sub (the “Pine Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into 1 fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Company. From and after the Effective Time, all certificates representing shares of Pine Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Treasury Stock and Cedar-Owned Stock. Each share of common stock, par value $0.01, of Pine (the “Pine Common Stock”) that is owned by Pine as treasury stock and each share of Pine Common Stock that is owned by Cedar or Pine Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Pine Common Stock. Subject to Section 2.02, each share of Pine Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 1.37 fully paid and nonassessable shares (the “Exchange Ratio”) of Cedar Common Stock (the “Merger Consideration”). All such shares of Pine Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Pine Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Cedar Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled upon the surrender of such Certificate in accordance with Section 2.02, without interest. For purposes of this Agreement, “Cedar Common

Stock” means the common stock, par value $1.00 per share, of Cedar. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Cedar Common Stock or Pine Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Cedar Common Stock or Pine Common Stock, as the case may be, will be appropriately adjusted to provide to Cedar and the holders of Pine Common Stock the same economic effect as contemplated by this Agreement prior to such event. As provided in Section 2.02(j), the right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding under applicable Tax Law.

SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Cedar shall appoint a bank or trust company reasonably acceptable to Pine to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration. At or prior to the Effective Time, Cedar shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Cedar Common Stock to be issued as Merger Consideration and cash sufficient to make payments in lieu of fractional shares pursuant to Section 2.02(f). All such Cedar Common Stock and cash deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund”.

(b) Letter of Transmittal. As promptly as practicable after the Effective Time, Cedar shall cause the Exchange Agent to mail to each holder of record of Pine Common Stock a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Cedar may specify subject to Pine’s reasonable approval), together with instructions thereto.

(c) Merger Consideration Received in Connection with Exchange. Upon (i) in the case of shares of Pine Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Exchange Agent, or (ii) in the case of shares of Pine Common Stock held in book-entry form, the receipt of an “agent’s message” by the Exchange Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor (i) the Merger Consideration into which such shares of Pine Common Stock have been converted pursuant to Section 2.01 and (ii) any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.02(f) and in respect of any dividends or other distributions which the holder has the right to receive pursuant to Section 2.02(d). In the event of a transfer of ownership of Pine Common Stock which is not registered in the transfer records of Pine, a certificate representing the proper number of shares of Cedar Common Stock pursuant to Section 2.01 and cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.02(f) and in respect of any dividends or other distributions which the holder has the right to receive pursuant to Section 2.02(d) may be issued to a transferee if the Certificate representing such Pine Common Stock (or, if such Pine Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.02(c), each share of Pine Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holders of shares of Pine Common Stock were entitled to receive in respect of such shares pursuant to Section 2.01 (and cash in lieu of fractional shares pursuant to Section 2.02(f) and in respect of any dividends or other distributions pursuant to Section 2.02(d)). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Pine Common Stock held in book-entry form).

(d) Treatment of Unexchanged Shares. No dividends or other distributions declared or made with respect to Cedar Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate (or shares of Pine Common Stock held in book-entry form) with respect to the shares of Cedar Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(f), until the surrender of such Certificate (or shares of Pine Common Stock held in book-entry form) in accordance with this Article II. Subject to escheat, Tax or other applicable Law, following surrender of any such Certificate (or shares of Pine Common Stock held in book-entry form), there shall be paid to the holder of the certificate representing whole shares of Cedar Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Cedar Common Stock to which such holder is entitled pursuant to Section 2.02(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Cedar Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Cedar Common Stock.

(e) No Further Ownership Rights in Pine Common Stock. The shares of Cedar Common Stock issued and cash paid in accordance with the terms of this Article II upon conversion of any shares of Pine Common Stock (including any cash paid pursuant to subsection (f) of this Section 2.02) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Pine Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Pine Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Pine Common Stock (or shares of Pine Common Stock held in book-entry form) are presented to Cedar or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(f) No Fractional Shares. No certificates or scrip representing fractional shares of Cedar Common Stock shall be issued upon the conversion of Pine Common Stock pursuant to Section 2.01. Notwithstanding any other provision of this Agreement, each holder of shares of Pine Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Cedar Common Stock (after taking into account all shares of Pine Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the last reported sale price of Cedar Common Stock on the New York Stock Exchange (the “NYSE”) (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Cedar and Pine) on the last complete trading day prior to the date of the Effective Time (the “Cedar Closing Price”).

(g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Pine Common Stock for 180 days after the Effective Time shall be delivered to Cedar, upon demand, and any holder of Pine Common Stock who has not theretofore complied with this Article II shall thereafter look only to Cedar for payment of its claim for Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions to which such holder is entitled pursuant to this Article II, in each case without any interest thereon.

(h) No Liability. None of Pine, Cedar, Pine Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for two years after the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of Cedar, free and clear of all claims or interest of any Person previously entitled thereto.

(i) Investment of Exchange Fund. The Exchange Agent shall invest any cash in the Exchange Fund as directed by Cedar. Any interest and other income resulting from such investments shall be paid to Cedar.

(j) Withholding Rights. Each of Cedar and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Pine Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of Pine Common Stock in respect of which such deduction or withholding was made.

(k) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Cedar, the posting by such Person of a bond, in such reasonable and customary amount as Cedar may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions on the Certificate deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

Representations and Warranties of Cedar and Pine Merger Sub

Cedar and Pine Merger Sub jointly and severally represent and warrant to Pine that the statements contained in this Article III are true and correct except as set forth in the Cedar SEC Documents filed and publicly available after January 1, 2008 and prior to the date of this Agreement (the “Filed Cedar SEC Documents”) (excluding any disclosures in the Filed Cedar SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward-looking in nature) or in the disclosure letter delivered by Cedar to Pine at or before the execution and delivery by Cedar and Pine Merger Sub of this Agreement (the “Cedar Disclosure Letter”). The Cedar Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall be deemed to qualify other sections in this Article III to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections.

SECTION 3.01. Organization, Standing and Power. Each of Cedar and each of Cedar’s Subsidiaries (the “Cedar Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Cedar Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect. Each of Cedar and the

Cedar Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, “Permits”) necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Cedar Permits”), except where the failure to have such power or authority or to possess Cedar Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect. Each of Cedar and the Cedar Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect. Cedar has delivered or made available to Pine, prior to execution of this Agreement, true and complete copies of (a) the amended and restated articles of incorporation of Cedar in effect as of the date of this Agreement (the “Cedar Articles”) and the by-laws of Cedar in effect as of the date of this Agreement (the “Cedar By-laws”) and (b) the constituent documents of Pine Merger Sub.

SECTION 3.02. Cedar Subsidiaries. (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Cedar Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Cedar, by another Cedar Subsidiary or by Cedar and another Cedar Subsidiary, free and clear of all material pledges, liens, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third party rights or title defect of any kind or nature whatsoever, “Liens”), and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. Section 3.02(a) of the Cedar Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Cedar Subsidiaries.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Cedar Subsidiaries, neither Cedar nor any Cedar Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

SECTION 3.03. Capital Structure. (a) The authorized capital stock of Cedar consists of 350,000,000 shares of Cedar Common Stock and 2,000,000 shares of preferred stock, par value $25.00 per share (the “Cedar Preferred Stock” and, together with the Cedar Common Stock, the “Cedar Capital Stock”), of which 20,000 shares have been designated as Series H Preferred Stock (the “Cedar Series H Shares”), 325,000 shares have been designated as 5% Cumulative Convertible Series L Preferred Stock (the

“Cedar Series L Shares”), and 1,000,000 shares have been designated as Series BB Participating Cumulative Preference Stock (the “Cedar Series BB Shares”). At the close of business on October 23, 2008, (i) 100,130,027 shares of Cedar Common Stock were issued and outstanding, of which 1,292,232 were Cedar Restricted Shares, (ii) no shares of Cedar Series H Shares were issued and outstanding, 9,434 shares of Cedar Series L Shares were issued and outstanding and no shares of Cedar Series BB Shares were issued and outstanding, (iii) no shares of Cedar Common Stock were held by Cedar in its treasury, (iv) 5,512,065 shares of Cedar Common Stock were reserved and available for issuance pursuant to the Cedar Stock Plans, of which 3,544,927 shares were issuable upon exercise of outstanding Cedar Stock Options, (v) 12,864 shares of Cedar Common Stock were reserved for issuance upon conversion of the Cedar Series L Shares, (vi) 4,378,707 shares of Cedar Common Stock were reserved for issuance pursuant to the Cedar 2001 Employee Stock Purchase Plan (the “Cedar ESPP”), and (vii) 231,923 shares of Cedar Common Stock were reserved for issuance pursuant to the Cedar Automatic Dividend Reinvestment and Stock Repurchase Service (the “Cedar DRIP”). At the close of business on March 10, 2008, 4,487,700 shares of Cedar Common Stock were entitled to ten votes per share pursuant to the Cedar Articles (“Cedar High Vote Stock”). Except as set forth in this Section 3.03(a), at the close of business on October 23, 2008, no shares of capital stock or voting securities of, or other equity interests in, Cedar were issued, reserved for issuance or outstanding. From the close of business on October 23, 2008 to the date of this Agreement, there have been no issuances by Cedar of shares of capital stock or voting securities of, or other equity interests in, Cedar other than the issuance of Cedar Common Stock upon the exercise of Cedar Stock Options outstanding at the close of business on October 23, 2008, issuances pursuant to rights under the Cedar ESPP, Cedar DRIP or Cedar 401(k) plans, in each case in accordance with their terms in effect as of October 23, 2008.

(b) All outstanding shares of Cedar Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise of Cedar Stock Options or pursuant to the Cedar Stock Plans or the Cedar ESPP will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Louisiana Business Corporation Law (the “LBCL”), the Cedar Articles, the Cedar By-laws or any Contract to which Cedar is a party or otherwise bound. The shares of Cedar Common Stock constituting the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the LBCL, the Cedar Articles, the Cedar By-laws or any Contract to which Cedar is a party or otherwise bound. Except as set forth above in this Section 3.03 or pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Cedar or any Cedar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of Cedar or any Cedar Subsidiary or any securities of Cedar or any Cedar

Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Cedar or any Cedar Subsidiary, (y) any warrants, calls, options or other rights to acquire from Cedar or any Cedar Subsidiary, or any other obligation of Cedar or any Cedar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Cedar or any Cedar Subsidiary, or (z) any rights issued by or other obligations of Cedar or any Cedar Subsidiary that are linked in any way to the price of any class of Cedar Capital Stock or any shares of capital stock of any Cedar Subsidiary, the value of Cedar, any Cedar Subsidiary or any part of Cedar or any Cedar Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Cedar or any Cedar Subsidiary. Except for acquisitions, or deemed acquisitions, of Cedar Common Stock or other equity securities of Cedar in connection with (i) the payment of the exercise price of Cedar Stock Options with Cedar Common Stock (including but not limited to in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of Cedar Stock Options and vesting of Cedar Restricted Shares and (iii) forfeitures of Cedar Stock Options and Cedar Restricted Shares, there are not any outstanding obligations of Cedar or any of the Cedar Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Cedar or any Cedar Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. With respect to Cedar Stock Options, (i) each grant of a Cedar Stock Option was duly authorized no later than the date on which the grant of such Cedar Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Cedar Board (or a duly constituted and authorized committee thereof), and (ii) the per share exercise price of each Cedar Stock Option was at least equal to the fair market value of a share of Cedar Common Stock on the applicable Grant Date. There are no bonds, debentures, notes or other Indebtedness of Cedar having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Cedar may vote (“Cedar Voting Debt”). Neither Cedar nor any of the Cedar Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Cedar. Except for this Agreement, neither Cedar nor any of the Cedar Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Cedar or any of the Cedar Subsidiaries.

SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) Each of Cedar and Pine Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Share Issuance, to the receipt of the Cedar Shareholder Approval and, in the case of the Merger, for the approval of this Agreement by Cedar as the sole stockholder of Pine Merger Sub. The Board of Directors of Cedar (the “Cedar Board”) has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of Cedar was present, (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is in the best interests of Cedar and its shareholders, (iii) declaring this Agreement advisable and (iv) recommending that Cedar’s shareholders vote in favor of approval of the issuance of Cedar Common Stock constituting the Merger Consideration (the “Share Issuance”) and directing that the Share Issuance be submitted to Cedar’s shareholders for approval at a duly held meeting of such shareholders for such purpose (the “Cedar Shareholders Meeting”). As of the date of this Agreement, such resolutions have not been amended or withdrawn. The Board of Directors of Pine Merger Sub has adopted resolutions (i) approving the execution, delivery and performance of this Agreement, (ii) determining that the terms of this Agreement are in the best interests of Pine Merger Sub and Cedar, as its sole stockholder, (iii) declaring this Agreement advisable and (iv) recommending that Cedar, as sole stockholder of Pine Merger Sub, adopt this Agreement and directing that this Agreement be submitted to Cedar, as sole stockholder of Pine Merger Sub, for adoption. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Cedar, as sole stockholder of Pine Merger Sub, will, immediately following the execution and delivery of this Agreement by each of the parties hereto, adopt this Agreement. Except (x) solely in the case of the Share Issuance, for the approval of the Share Issuance by the affirmative vote of the holders of a majority of the voting power of the shares of Cedar Common Stock and Cedar Preferred Stock represented in person or by proxy at the Cedar Shareholders Meeting, as required by Section 312.03(c) of the NYSE Listed Company Manual (the “Cedar Shareholder Approval”), and (y) solely in the case of the Merger, for the adoption of this Agreement by Cedar as the sole stockholder of Pine Merger Sub, no other corporate proceedings on the part of Cedar or Pine Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL). Each of Cedar and Pine Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Pine, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. In order to amend Article III.C of the Cedar Articles to reduce the voting rights granted thereby to holders of Cedar High Vote Stock to the same voting rights to which holders of other shares of Cedar Common Stock are entitled, the only required vote of the Cedar shareholders is the affirmative vote of two-thirds of the voting power of holders of Cedar Common Stock present at an annual or special meeting of shareholders at which a majority of the voting power of holders of Cedar Common Stock is present (the “Cedar High Vote Shareholder Approval”).

(b) The Cedar By-laws render LBCL Sections 12:135 through 12:140.2 inapplicable to the Merger. No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or similar statute or regulation applies with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by each of Cedar and Pine Merger Sub of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Cedar or any Cedar Subsidiary under, any provision of (i) the Cedar Articles, the Cedar By-laws or the comparable charter or organizational documents of any Cedar Subsidiary (assuming that the Cedar Shareholder Approval is obtained), (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument (a “Contract”) to which Cedar or any Cedar Subsidiary is a party or by which any of their respective properties or assets is bound or any Cedar Permit or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”), in each case, applicable to Cedar or any Cedar Subsidiary or their respective properties or assets (assuming that the Cedar Shareholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect (it being agreed that for purposes of this Section 3.05(a), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Cedar Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

(b) No consent, approval, clearance, waiver, Permit or order (“Consent”) of or from, or registration, declaration, notice or filing made to or with any Federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or made by or with respect to Cedar or any Cedar Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the Securities and Exchange Commission (the “SEC”) of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-4 in connection with the issuance by Cedar of the Merger Consideration, in which the Joint Proxy Statement will be included as a prospectus (the “Form S-4”), and (C) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this

Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Cedar and Pine are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the Merger Consideration, (v) such Consents from, or registrations, declarations, notices or filings made to or with, the Federal Communications Commission (the “FCC”) or any other Governmental Entities (including State Regulators) (other than with respect to securities, antitrust, competition, trade regulation or similar Laws), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and are required with respect to mergers or business combinations of telecommunications companies generally, (vi) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger and the listing of the Merger Consideration and (vii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect (it being agreed that for purposes of this Section 3.05(b), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Cedar Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

SECTION 3.06. SEC Documents; Undisclosed Liabilities. (a) Cedar has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Cedar with the SEC since January 1, 2007 (such documents, together with any documents filed with the SEC during such period by Cedar on a voluntary basis on a Current Report on Form 8-K, but excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the “Cedar SEC Documents”).

(b) Each Cedar SEC Document (i) at the time filed, complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Cedar SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Cedar included in the Cedar SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Cedar and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except (i) as reflected or reserved against in Cedar’s consolidated audited balance sheet as of December 31, 2007 (or the notes thereto) as included in the Filed Cedar SEC Documents and (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement, neither Cedar nor any Cedar Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a Cedar Material Adverse Effect.

(d) Each of the chief executive officer of Cedar and the chief financial officer of Cedar (or each former chief executive officer of Cedar and each former chief financial officer of Cedar, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Cedar SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “chief executive officer” and “chief financial officer” shall have the meanings given to such terms in SOX. None of Cedar or any of the Cedar Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(e) Cedar maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Cedar’s properties or assets.

(f) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Cedar are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Cedar in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Cedar, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Cedar to make the certifications required under the Exchange Act with respect to such reports.

(g) Neither Cedar nor any of the Cedar Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Cedar and any of the Cedar Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Cedar or any of the Cedar Subsidiaries in Cedar’s or such Cedar Subsidiary’s published financial statements or other Cedar SEC Documents.

(h) Since January 1, 2008, none of Cedar, Cedar’s independent accountants, the Cedar Board or the audit committee of the Cedar Board has received any oral or written notification of any (x) “significant deficiency” in the internal controls over financial reporting of Cedar, (y) “material weakness” in the internal controls over financial reporting of Cedar or (z) fraud, whether or not material, that involves management or other employees of Cedar who have a significant role in the internal controls over financial reporting of Cedar. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(i) None of the Cedar Subsidiaries is, or has at any time since January 1, 2007 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by Cedar or Pine Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of Cedar’s shareholders and Pine’s stockholders or at the time of each of the Cedar Shareholders Meeting and the Pine Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Cedar or Pine

Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by Pine for inclusion or incorporation by reference therein. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Cedar or Pine Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by Pine for inclusion or incorporation by reference therein.

SECTION 3.08. Absence of Certain Changes or Events. Since January 1, 2008, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Cedar Material Adverse Effect. From January 1, 2008 to the date of this Agreement, each of Cedar and the Cedar Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

(a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, Cedar or the capital stock or voting securities of, or other equity interests in, any of the Cedar Subsidiaries (other than (x) regular quarterly cash dividends in an amount not exceeding $0.0675 for any dividend paid on or prior to July 21, 2008 and $0.70 for any dividend paid thereafter, in each case, per share of Cedar Common Stock, (y) a special dividend of $0.6325 per share of Cedar Common Stock paid on July 21, 2008 and (z) dividends or other distributions by a direct or indirect wholly owned Cedar Subsidiary to its parent) or any repurchase for value by Cedar of any capital stock or voting securities of, or other equity interests in, Cedar or the capital stock or voting securities of, or other equity interests in, any of the Cedar Subsidiaries;

(b) any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities, warrants or other rights to acquire any debt security of Cedar or any Cedar Subsidiary other than the issuance of commercial paper or draws on existing revolving credit facilities in the ordinary course of business;

(c) (i) any transfer, lease, license, sale, mortgage, pledge or other disposal or encumbrance of any of Cedar’s or Cedar’s Subsidiaries’ property or assets outside of the ordinary course of business consistent with past practice with a fair market value in excess of $5,000,000 or (ii) any acquisitions of businesses, whether by merger, consolidation, purchase of property or assets or otherwise;

(d) (i) any granting by Cedar or any Cedar Subsidiary to any current or former director or officer of Cedar or any Cedar Subsidiary of any material increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any such Person not previously receiving or entitled to receive such type of compensation or benefits, except in the ordinary course of business consistent with past practice or as was required under any Cedar Benefit Plan in effect as of January 1, 2008, (ii) any granting by Cedar or any Cedar Subsidiary to any Person of any severance, retention, change in control or termination compensation or benefits or any material increase therein, except with respect to new hires and promotions in the ordinary course of business and except as was required under any Cedar Benefit Plan in effect as of January 1, 2008, or (iii) any entry into or adoption of any material Cedar Benefit Plan or any material amendment of any such material Cedar Benefit Plan;

(e) any change in accounting methods, principles or practices by Cedar or any Cedar Subsidiary, except insofar as may have been required by a change in GAAP; or

(f) any material elections or changes thereto with respect to Taxes by Cedar or any Cedar Subsidiary or any settlement or compromise by Cedar or any Cedar Subsidiary of any material Tax liability or refund, other than in the ordinary course of business.

SECTION 3.09. Taxes. (a) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect: (i) each of Cedar and each Cedar Subsidiary has timely filed, taking into account any extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete; (ii) each of Cedar and each Cedar Subsidiary has paid all Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings; and (iii) no deficiency for any Tax has been asserted or assessed by a taxing authority against Cedar or any Cedar Subsidiary which deficiency has not been paid or is not being contested in good faith in appropriate proceedings.

(b) Neither Cedar nor any Cedar Subsidiary is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Cedar and wholly owned Cedar Subsidiaries).

(c) There has been no agreement, understanding, arrangement or substantial negotiations (within the meaning of Treasury Regulation Section 1.355-7) between Pine or any of its officers or directors, or, to the Knowledge of Cedar, its agents, or controlling shareholders, on the one hand, and Cedar or any of its officers, directors, agents, or controlling shareholders, on the other hand, regarding the Merger or any similar acquisition (within the meaning of Treasury Regulation Section 1.355-7) at any time between May 16, 2006 and November 19, 2007.

(d) Within the past two years, neither Cedar nor any Cedar Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(e) Neither Cedar nor any Cedar Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law).

(f) Neither Cedar nor any Cedar Subsidiary has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

SECTION 3.10. Benefits Matters; ERISA Compliance. (a) Section 3.10 of the Cedar Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list identifying any Cedar Benefit Plan. Cedar has delivered or made available to Pine true and complete copies of (i) all material Cedar Benefit Plans or, in the case of any unwritten material Cedar Benefit Plan, a description thereof, (ii) the most recent annual report on Form 5500 (other than Schedule SSA thereto) filed with the Internal Revenue Service (the “IRS”) with respect to each material Cedar Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each material Cedar Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any material Cedar Benefit Plan and (v) the most recent financial statements and actuarial reports for each Cedar Benefit Plan (if any). For purposes of this Agreement, “Cedar Benefit Plans” means, collectively (i) all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), other than any plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Cedar Multiemployer Plan”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, hospitalization, medical or other plans, arrangements or understandings providing, or designed to provide, material benefits to any current or former directors, officers, employees or consultants of Cedar or any Cedar Subsidiary and (ii) all employment, consulting, indemnification, severance, retention, change of control or termination agreements or arrangements (including collective bargaining agreements) between Cedar or any Cedar Subsidiary and any current or former directors, officers, employees or consultants of Cedar or any Cedar Subsidiary.

(b) All Cedar Benefit Plans which are intended to be qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, have been the subject of, have timely applied for or have not been eligible to apply for, as of the date of this Agreement, determination letters from the IRS to the effect that such

Cedar Benefit Plans and the trusts created thereunder are so qualified and tax-exempt, and no such determination letter has been revoked nor, to the Knowledge of Cedar, has revocation been threatened, nor has any such Cedar Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

(c) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect, (i) no Cedar Benefit Plan which is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code (a “Cedar Pension Plan”) had, as of the respective last annual valuation date for each such Cedar Pension Plan, an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Pine, (ii) none of the Cedar Pension Plans either (A) has an “accumulated funding deficiency” or (B) has failed to meet any “minimum funding standards”, as applicable (as such terms are defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (iii) none of Cedar, any Cedar Subsidiary, any officer of Cedar or any Cedar Subsidiary or any of the Cedar Benefit Plans which are subject to ERISA, including the Cedar Pension Plans, any trust created thereunder or, to the Knowledge of Cedar, any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Cedar, any Cedar Subsidiary or any officer of Cedar or any Cedar Subsidiary to the Tax or penalty on prohibited transactions imposed by the Code, ERISA or other applicable Law, (iv) no Cedar Benefit Plans and trusts have been terminated, nor is there any intention or expectation to terminate Cedar Benefit Plans and trusts, (v) no Cedar Benefit Plans and trusts are the subject of any proceeding by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of any Cedar Benefit Plan or trust, (vi) there has not been any “reportable event” (as that term is defined in Section 4043 of ERISA) with respect to any Cedar Pension Plan during the last six years as to which the 30-day advance-notice requirement has not been waived and (vii) neither Cedar nor any Cedar Subsidiary has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including “withdrawal liability” within the meaning of Title IV of ERISA) with respect to, any Cedar Multiemployer Plan.

(d) With respect to each Cedar Benefit Plan that is an employee welfare benefit plan, such Cedar Benefit Plan (including any Cedar Benefit Plan covering retirees or other former employees) may be amended to reduce benefits or limit the liability of Cedar or the Cedar Subsidiaries or terminated, in each case, without material liability to Cedar and the Cedar Subsidiaries on or at any time after the Effective Time.

(e) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect, no Cedar Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law).

(f) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect, (i) each Cedar Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such Cedar Benefit Plan and (ii) Cedar and each of the Cedar Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the Cedar Benefit Plans.

(g) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect, there are no pending or, to the Knowledge of Cedar, threatened claims by or on behalf of any participant in any of the Cedar Benefit Plans, or otherwise involving any such Cedar Benefit Plan or the assets of any Cedar Benefit Plan, other than routine claims for benefits.

(h) None of the execution and delivery of this Agreement, the obtaining of the Cedar Shareholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of Cedar or any of the Cedar Subsidiaries to any compensation or benefit, (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Cedar Benefit Plan or (C) result in any breach or violation of, default under or limit Cedar’s right to amend, modify or terminate any Cedar Benefit Plan.

(i) Cedar has taken the actions described in Section 3.10(i)(A) of the Cedar Disclosure Letter and has taken no action inconsistent therewith. Cedar has caused the agreements described in Section 3.10(i)(B) of the Cedar Disclosure Letter to be duly executed and delivered by each party thereto (and has delivered a true and complete copy thereof to Pine), and each such agreement is in full force and effect and is enforceable in accordance with its terms.

(j) As of the date of this Agreement, Section 3.10(j) of the Cedar Disclosure Letter contains a true and complete list of the name and job grade of each Cedar employee in job grade 61 or higher (or the equivalent successor classification).

(k) No disallowance of a deduction under Section 162(m) or 280G of the Code for any amount paid or payable by Cedar or any Cedar Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, individually or in the aggregate, has had or would be reasonably expected to have a Cedar Material Adverse Effect.

(l) Each Cedar Benefit Plan that provides for “nonqualified deferred compensation” within the meaning of Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code and the final Treasury Regulations issued thereunder and all subsequent IRS Notices and other interim guidance on Section 409A.

(m) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect, all contributions required to be made to any Cedar Benefit Plan by applicable Law, regulation, any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements set forth in the Cedar SEC Documents. Each Cedar Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” with the meaning of Section 419 of the Code or (ii) is unfunded.

(n) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Cedar or any Cedar Subsidiary following the Closing. Without limiting the generality of the foregoing, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect, neither Cedar nor any Cedar Subsidiary, nor any of their respective ERISA Affiliates, has engaged in any transaction described in (i) Section 4069 or (ii) Section 4204 or 4212 of ERISA with respect to any Cedar Multiemployer Plans.

(o) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect, all Cedar Benefit Plans subject to the laws of any jurisdiction outside the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

SECTION 3.11. Litigation. There is no suit, action or other proceeding pending or, to the Knowledge of Cedar, threatened against Cedar or any Cedar Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Cedar Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Cedar, investigation by any Governmental Entity involving Cedar or any Cedar Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Cedar Material Adverse Effect (it being agreed that for purposes of this Section 3.11, effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Cedar Material Adverse Effect has occurred or would reasonably be expected to occur).

SECTION 3.12. Compliance with Applicable Laws. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect, Cedar and the Cedar Subsidiaries are in compliance with all applicable Laws and Cedar Permits, including all applicable rules, regulations, directives or policies of the FCC, State Regulators or any other Governmental Entity. To the Knowledge of Cedar, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect, no action, demand or investigation by or before any Governmental Entity is pending or threatened alleging that Cedar or a Cedar Subsidiary is not in compliance with any applicable Law or Cedar Permit or which challenges or questions the validity of any rights of the holder of any Cedar Permit. This section does not relate to Tax matters, employee benefits matters, environmental matters or Intellectual Property Rights matters, which are the subjects of Sections 3.09, 3.10, 3.13 and 3.16, respectively.

SECTION 3.13. Environmental Matters. (a) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect:

(i) Cedar and the Cedar Subsidiaries are in compliance with all Environmental Laws, and neither Cedar nor any Cedar Subsidiary has received any written communication from a Governmental Entity that alleges that Cedar or any Cedar Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit issued pursuant to Environmental Law;

(ii) Cedar and the Cedar Subsidiaries have obtained and are in compliance with all Permits issued pursuant to any Environmental Law applicable to Cedar, the Cedar Subsidiaries and the Cedar Properties and all such Permits are valid and in good standing and will not be subject to modification or revocation as a result of the transactions contemplated by this Agreement (it being agreed that for purposes of this Section 3.13(a)(ii), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Cedar Material Adverse Effect has occurred or would reasonably be expected to occur);

(iii) there are no Environmental Claims pending or, to the Knowledge of Cedar, threatened against Cedar or any of the Cedar Subsidiaries;

(iv) there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against Cedar or any of the Cedar Subsidiaries or against any Person whose liabilities for such Environmental Claims Cedar or any of the Cedar Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law; and

(v) neither Cedar nor any of the Cedar Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against Cedar or any of the Cedar Subsidiaries.

(b) As used herein:

(i) “Environmental Claim” means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (y) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (z) the failure to comply with any Environmental Law or any Permit issued pursuant to Environmental Law.

(ii) “Environmental Laws” means all applicable Federal, national, state, provincial or local Laws, Judgments, or Contracts issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or safety, the workplace or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

(iii) “Hazardous Materials” means (y) any petroleum or petroleum products, explosive or radioactive materials or wastes, asbestos in any form, and polychlorinated biphenyls; and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

(iv) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

SECTION 3.14. Contracts. (a) As of the date of this Agreement, neither Cedar nor any Cedar Subsidiary is a party to any Contract required to be filed by Cedar as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Cedar Contract”) that has not been so filed.

(b) Section 3.14 of the Cedar Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and Cedar has made available to Pine true and complete copies, of (i) other than Cedar Permits imposing geographical limitations on operations, each agreement, Contract, understanding, or undertaking to which Cedar or any of the Cedar Subsidiaries is a party that restricts in any material respect the ability of Cedar or its Affiliates to compete in any business or with any Person in any geographical area, (ii) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any material Indebtedness of Cedar or any of the Cedar Subsidiaries is outstanding or may be incurred, other than any such agreement between or among Cedar and the wholly owned Cedar Subsidiaries, (iii) each partnership, joint venture or similar agreement, Contract, understanding or undertaking to which Cedar or any of the Cedar Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Cedar Subsidiaries, in each case material to Cedar and the Cedar Subsidiaries, taken as a whole, (iv) each indemnification, employment, consulting, or other material agreement, Contract, understanding or undertaking with (x) any member of the Cedar Board or (y) any executive officer of Cedar, in each case, other than those Contracts filed as exhibits (including exhibits incorporated by reference) to any Filed Cedar SEC Documents or Contracts terminable by Cedar or any of the Cedar Subsidiaries on no more than 30 days’ notice without liability or financial obligation to Cedar or any of the Cedar Subsidiaries, (v) each agreement, Contract, understanding or undertaking relating to the disposition or acquisition by Cedar or any of the Cedar Subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business, and (vi) each material hedge, collar, option, forward purchasing, swap, derivative, or similar agreement, Contract, understanding or undertaking. Each agreement, understanding or undertaking of the type described in this Section 3.14(b) and each Filed Cedar Contract is referred to herein as a “Cedar Material Contract”.

(c) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect (it being agreed that for purposes of this Section 3.14(c), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Cedar Material Adverse

Effect has occurred or would reasonably be expected to occur), (i) each Cedar Material Contract (including, for purposes of this Section 3.14(c), any Contract entered into after the date of this Agreement that would have been a Cedar Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of Cedar or one of the Cedar Subsidiaries, as the case may be, and, to the Knowledge of Cedar, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Cedar Material Contract is in full force and effect, and (iii) none of Cedar or any of the Cedar Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Cedar Material Contract and, to the Knowledge of Cedar, no other party to any such Cedar Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

SECTION 3.15. Properties. (a) Cedar and each Cedar Subsidiary has good and valid title to, or good and valid leasehold interests in, all their respective properties and assets (the “Cedar Properties”) except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect. The Cedar Properties are, in all respects, adequate and sufficient, and in satisfactory condition, to support the operations of Cedar and the Cedar Subsidiaries as presently conducted, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect. All of the Cedar Properties are free and clear of all Liens, except for Liens on material Cedar Properties that, individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair, the continued use and operation of such material Cedar Properties to which they relate in the conduct of Cedar and the Cedar Subsidiaries as presently conducted and Liens on other Cedar Properties that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect. This Section 3.15 does not relate to Intellectual Property Rights matters, which are the subject of Section 3.16.

(b) Cedar and each of the Cedar Subsidiaries has complied with the terms of all leases, subleases and licenses entitling it to the use of real property owned by third parties (“Cedar Leases”), and all Cedar Leases are valid and in full force and effect, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect. Cedar and each Cedar Subsidiary is in exclusive possession of the properties or assets purported to be leased under all the Cedar Leases, except for such failures to have such possession of material properties or assets as, individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair, the continued use and operation of such material properties and assets to which they relate in the conduct of Cedar and Cedar Subsidiaries as presently conducted and failures to have such possession of immaterial properties or assets as, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect.

SECTION 3.16. Intellectual Property. Cedar and the Cedar Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets, designs, domain names, lists, data, databases, processes, methods, schematics, technology, know-how, documentation, and other proprietary intellectual property rights and any such rights in computer programs (collectively, “Intellectual Property Rights”) as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of Cedar, threatened that Cedar or any of the Cedar Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property Right, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect. To the Knowledge of Cedar, no Person is infringing, misappropriating or otherwise violating the rights of Cedar or any of the Cedar Subsidiaries with respect to any Intellectual Property Right owned by Cedar or any of the Cedar Subsidiaries, except for such infringement, misappropriation or violation that, individually or in the aggregate, has not had and would not reasonably be expected to have, a Cedar Material Adverse Effect. Since January 1, 2007, no prior or current employee or officer or any prior or current consultant or contractor of Cedar or any of the Cedar Subsidiaries has asserted or, to the Knowledge of Cedar, has any ownership in any Intellectual Property Rights used by Cedar or any of the Cedar Subsidiaries in the operation of their respective businesses, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect.

SECTION 3.17. Communications Regulatory Matters. (a) Cedar and each Cedar Subsidiary hold (i) all approvals, authorizations, certificates and licenses issued by the FCC or the state public service or public utility commissions or other similar state regulatory bodies (“State Regulators”) that are required for Cedar and each Cedar Subsidiary to conduct its business, as presently conducted, which approvals, authorizations, certificates and licenses are set forth in Section 3.17(a)(i) of the Cedar Disclosure Letter, and (ii) all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to Cedar or any Cedar Subsidiary by a Governmental Entity that are required for Cedar and each Cedar Subsidiary to conduct its business, as presently conducted (clauses (i) and (ii) collectively, the “Cedar Licenses”).

(b) Each Cedar License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect. No Cedar License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements have not had and would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect, or (ii) any pending regulatory proceeding or judicial review before a Governmental Entity, unless such pending regulatory proceeding or judicial review has not had and would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect. Cedar has no Knowledge of any event, condition or circumstance that would preclude any Cedar License from being renewed in the ordinary course (to the extent that such Cedar License is renewable by its terms), except where the failure to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect.

(c) The licensee of each Cedar License is in compliance with each Cedar License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the Communications Act or the rules, regulations, policies, instructions and orders of the FCC (the “FCC Rules”) or similar rules, regulations, policies, instructions and orders of State Regulators, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations or pay such fees or contributions has not had, or would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect.

(d) Cedar or a Cedar Subsidiary owns 100% of the equity and controls 100% of the voting power and decision-making authority of each licensee of the Cedar Licenses.

SECTION 3.18. Agreements with Regulatory Agencies. Neither Cedar nor any of the Cedar Subsidiaries is subject to any material cease-and-desist or other material order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any material commitment letter or similar undertaking to, or is subject to any material order or directive by, or has been ordered to pay any material civil money penalty by, any Governmental Entity (other than a taxing authority, which is covered by Section 3.09), other than those of general application that apply to similarly situated telecommunications companies or their Subsidiaries (each item in this sentence, whether or not set forth in the Cedar Disclosure Letter, a “Cedar Regulatory Agreement”), nor has Cedar or any of the Cedar Subsidiaries been advised in writing since January 1, 2008, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Cedar Regulatory Agreement.

SECTION 3.19. Labor Matters. As of the date of this Agreement, Section 3.19 of the Cedar Disclosure Letter sets forth a true and complete list of all collective bargaining or other labor union contracts applicable to any employees of Cedar or any of the Cedar Subsidiaries. To the Knowledge of Cedar, as of the date of this

Agreement, no labor organization or group of employees of Cedar or any Cedar Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of Cedar, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving Cedar or any Cedar Subsidiary. None of Cedar or any of the Cedar Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of Cedar or any of the Cedar Subsidiaries, except for any breaches, failures to comply or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Cedar Material Adverse Effect. There are no written grievances or written complaints outstanding or, to the Knowledge of Cedar, threatened that individually or in the aggregate, has had or would reasonably be expected to have a Cedar Material Adverse Effect. Cedar has made available to Pine true and complete copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of Cedar or any Cedar Subsidiary (the “Cedar CBAs”). Except as otherwise set forth in the Cedar CBAs, neither Cedar nor any Cedar Subsidiary (a) as of the date of this Agreement, has entered into any agreement, arrangement or understanding, whether written or oral, with any union or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the consummation of the Merger or other transactions contemplated by this Agreement or the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them) or (b) has any express commitment, whether legally enforceable or not, to, or not to, modify, change or terminate any Cedar Benefit Plan.

SECTION 3.20. Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Wachovia Capital Markets, LLC, Merrill Lynch & Co., Inc., and Banc of America Securities LLC (the “Cedar Financial Advisors”), the fees and expenses of which will be paid by Cedar, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Cedar. Cedar will furnish to Pine, promptly after the execution of such agreements, true and complete copies of all agreements between or among Cedar and/or Pine Merger Sub and the Cedar Financial Advisors relating to the Merger or any of the other transactions contemplated by this Agreement.

SECTION 3.21. Opinion of Financial Advisor. The Cedar Board has received oral opinions from Morgan Stanley & Co. Incorporated and Barclays Capital Inc., to be confirmed in writing (with a copy provided solely for information purposes to Pine promptly upon receipt by Cedar), to the effect that, as of the date of this Agreement, the consideration to be paid in the Merger by Cedar is fair to Cedar from a financial point of view.

SECTION 3.22. Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Cedar Material Adverse Effect, each insurance policy of Cedar or any Cedar Subsidiary is in full force and effect and was in full force and effect during the periods of time such insurance policies is purported to be in effect, and neither Cedar nor any of the Cedar Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy.

SECTION 3.23. Financing. Cedar has delivered to Pine complete and correct copies of an executed commitment letter (the “Commitment Letter”) from Banc of America Bridge LLC, Banc of America Securities LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Barclays Capital, SunTrust Bank, and SunTrust Robinson Humphrey, Inc. to provide Cedar with at least $800,000,000 in debt financing (together with any bond, note, debenture or other capital markets debt financing that may be used in lieu of such debt financing, the “Financing”). Cedar has made available to Pine all other side letters or other agreements, contracts or arrangements related to the Financing; provided that Cedar may redact in such documents the fee amounts payable to their financing sources under the Commitment Letter. As of the date of this Agreement, the Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Cedar and, to the Knowledge of Cedar, the other parties thereto. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Cedar under any term or condition of the Commitment Letter. There are no conditions relating to the funding of the full amount of the Financing, other than as set forth in the Commitment Letter. As of the date of this Agreement, Cedar has no reason to believe that any of the conditions relating to the funding of the full amount of the Financing will not be satisfied on or prior to the Closing Date. Cedar has fully paid any and all commitment fees or other fees required by the Commitment Letter to be paid on or prior to the date of this Agreement and shall in the future pay any such fees as they become due.

SECTION 3.24. Pine Merger Sub. Cedar is the sole stockholder of Pine Merger Sub. Since its date of incorporation, Pine Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

SECTION 3.25. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, Pine acknowledges that none of Cedar, the Cedar Subsidiaries or any other Person on behalf of Cedar makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE IV

Representations and Warranties of Pine

Pine represents and warrants to Cedar and Pine Merger Sub that the statements contained in this Article IV are true and correct except as set forth in the Pine SEC Documents filed and publicly available after January 1, 2008 and prior to the date of this Agreement (the “Filed Pine SEC Documents”) (excluding any disclosures in the Filed Pine SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward-looking in nature) or in the disclosure letter delivered by Pine to Cedar at or before the execution and delivery by Pine of this Agreement (the “Pine Disclosure Letter”). The Pine Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify other sections in this Article IV to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections.

SECTION 4.01. Organization, Standing and Power. Each of Pine and each of Pine’s Subsidiaries (the “Pine Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Pine Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect. Each of Pine and the Pine Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Pine Permits”), except where the failure to have such power or authority or to possess Pine Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect. Each of Pine and the Pine Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect. Pine has delivered or made available to Cedar, prior to execution of this Agreement, true and complete copies of the amended and restated certificate of incorporation of Pine in effect as of the date of this Agreement (the “Pine Charter”) and the by-laws of Pine in effect as of the date of this Agreement (the “Pine By-laws”).

SECTION 4.02. Pine Subsidiaries. (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Pine Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Pine, by another Pine Subsidiary or by Pine and another Pine Subsidiary, free and clear of all material Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. Section 4.02(a) of the Pine Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Pine Subsidiaries.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Pine Subsidiaries, neither Pine nor any Pine Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

SECTION 4.03. Capital Structure. (a) The authorized capital stock of Pine consists of 1,250,000,000 shares of Pine Common Stock and 200,000,000 shares of preferred stock, par value $0.01 per share (the “Pine Preferred Stock” and together with the Pine Common Stock, the “Pine Capital Stock”). At the close of business on October 23, 2008, (i) 142,133,922 shares of Pine Common Stock were issued and outstanding, of which none were subject to restrictions based on performance or continuing service, (ii) no shares of Pine Preferred Stock were issued and outstanding, (iii) 11,791,339 shares of Pine Common Stock were held by Pine in its treasury, (iv) 15,999,400 shares of Pine Common Stock were reserved and available for issuance pursuant to the Pine Stock Plans, of which (A) 6,731,618 shares were issuable upon exercise of outstanding Pine Stock Options and (B) 1,649,119 shares were issuable upon vesting of Pine Restricted Stock Units assuming, for Pine Restricted Stock Units for which the performance adjustment period has not elapsed, achievement of performance goals at “target” and (v) 745,936 shares of Pine Common Stock were reserved for issuance pursuant to the Pine 2008 Employee Stock Purchase Plan (the “Pine ESPP”). Except as set forth in this Section 4.03(a), at the close of business on October 23, 2008, no shares of capital stock or voting securities of, or other equity interests in, Pine were issued, reserved for issuance or outstanding. From the close of business on October 23, 2008 to the date of this Agreement, there have been no issuances by Pine of shares of capital stock or voting securities of, or other equity interests in, Pine, other than the issuance of Pine Common Stock upon the exercise of Pine Stock Options or rights under the Pine ESPP or upon the vesting of Pine Restricted Stock Units, in each case outstanding at the close of business on October 23, 2008 and in accordance with their terms in effect at such time.

(b) All outstanding shares of Pine Common Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise of Pine Stock Options or pursuant to the Pine Stock Plans or the Pine ESPP or upon the vesting of Pine Restricted Stock Units will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Pine Charter, the Pine By-laws or any Contract to which Pine is a party or otherwise bound. Except as set forth above in this Section 4.03, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Pine or any Pine Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of Pine or any Pine Subsidiary or any securities of Pine or any Pine Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Pine or any Pine Subsidiary, (y) any warrants, calls, options or other rights to acquire from Pine or any Pine Subsidiary, or any other obligation of Pine or any Pine Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Pine or any Pine Subsidiary or (z) any rights issued by or other obligations of Pine or any Pine Subsidiary that are linked in any way to the price of any class of Pine Capital Stock or any shares of capital stock of any Pine Subsidiary, the value of Pine, any Pine Subsidiary or any part of Pine or any Pine Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Pine or any Pine Subsidiary. Except for acquisitions, or deemed acquisitions, of Pine Common Stock or other equity securities of Pine in connection with (i) the payment of the exercise price of Pine Stock Options with Pine Common Stock (including but not limited to in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of Pine Stock Options and vesting of Pine Restricted Stock Units and (iii) forfeitures of Pine Stock Options and Pine Restricted Stock Units, there are not any outstanding obligations of Pine or any of the Pine Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Pine or any Pine Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. With respect to Pine Stock Options, (i) each grant of a Pine Stock Option was duly authorized no later than the Grant Date for such option by all necessary corporate action, including, as applicable, approval by the Pine Board (or a duly constituted and authorized committee thereof), and (ii) the per share exercise price of each Pine Stock Option was at least equal to the fair market value of a share of Pine Common Stock on the applicable Grant Date. There are no debentures, bonds, notes or other Indebtedness of Pine having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Pine may vote (“Pine Voting Debt”). Neither Pine nor any of the Pine Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Pine. Neither Pine nor any of the Pine Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Pine or any of the Pine Subsidiaries.

SECTION 4.04. Authority; Execution and Delivery; Enforceability. (a) Pine has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the Pine Stockholder Approval. The Board of Directors of Pine (the “Pine Board”) has adopted resolutions, by unanimous vote of those present at a meeting duly called at which a quorum of directors of Pine was present, (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is in the best interests of Pine and its stockholders, (iii) declaring this Agreement advisable and (iv) recommending that Pine’s stockholders adopt this Agreement and directing that this Agreement be submitted to Pine’s stockholders for adoption at a duly held meeting of such stockholders for such purpose (the “Pine Stockholders Meeting”). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Pine Common Stock entitled to vote at the Pine Stockholders Meeting (the “Pine Stockholder Approval”), no other corporate proceedings on the part of Pine are necessary to authorize or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL). Pine has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Cedar, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The Pine Board has adopted such resolutions as are necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or similar statute or regulation applies with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by Pine of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Pine or any Pine Subsidiary under, any provision of (i) the Pine Charter, the Pine By-laws or the comparable charter or organizational documents of any Pine Subsidiary (assuming that the Pine Stockholder Approval is obtained), (ii) any Contract to which Pine or any Pine Subsidiary is a party or by which any of their respective properties or assets is bound or any Pine Permit or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law, in each case, applicable to Pine or any Pine Subsidiary or their respective properties or assets (assuming that the Pine Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect (it being agreed that for purposes of this Section 4.05(a), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Pine Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to Pine or any Pine Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act, of the Form S-4, and (C) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the HSR Act, and such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Cedar and Pine are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the Merger Consideration, (v) such Consents from, or registrations, declarations, notices or filings made to or with, the FCC or any other Governmental Entities (including State Regulators) (other than with respect to securities, antitrust, competition, trade regulation or similar Laws), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and are required with respect to mergers or business combinations of telecommunications companies generally, (vi) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger and the listing of the Merger Consideration and (vii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect (it being agreed that for purposes of this Section 4.05(b), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Pine Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

SECTION 4.06. SEC Documents; Undisclosed Liabilities. (a) Pine has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Pine with the SEC since January 1, 2007 (such documents, together with any documents filed with the SEC during such period by Pine on a voluntary basis on a Current Report on Form 8-K, but excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the “Pine SEC Documents”).

(b) Each Pine SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Pine SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Pine included in the Pine SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Pine and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except (i) as reflected or reserved against in Pine’s consolidated audited balance sheet as of December 31, 2007 (or the notes thereto) as included in the Filed Pine SEC Documents and (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement neither Pine nor any Pine Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a Pine Material Adverse Effect.

(d) Each of the chief executive officer of Pine and the chief financial officer of Pine (or each former chief executive officer of Pine and each former chief financial officer of Pine, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Pine SEC Documents, and the statements contained in such certifications are true and accurate. None of Pine or any of the Pine Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(e) Pine maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Pine’s properties or assets.

(f) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Pine are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Pine in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Pine, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Pine to make the certifications required under the Exchange Act with respect to such reports.

(g) Neither Pine nor any of the Pine Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Pine and any of the Pine Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Pine or any of the Pine Subsidiaries in Pine’s or such Pine Subsidiary’s published financial statements or other Pine SEC Documents.

(h) Since January 1, 2008, none of Pine, Pine’s independent accountants, the Pine Board or the audit committee of the Pine Board has received any oral or written notification of any (x) “significant deficiency” in the internal controls over financial reporting of Pine, (y) “material weakness” in the internal controls over financial reporting of Pine or (z) fraud, whether or not material, that involves management or other employees of Pine who have a significant role in the internal controls over financial reporting of Pine.

(i) None of the Pine Subsidiaries is, or has at any time since January 1, 2007 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by Pine for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of Cedar’s shareholders and Pine’s stockholders or at the time of each of the

Cedar Shareholders Meeting and the Pine Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Pine with respect to statements made or incorporated by reference therein based on information supplied by Cedar or Pine Merger Sub for inclusion or incorporation by reference therein.

SECTION 4.08. Absence of Certain Changes or Events. Since January 1, 2008, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Pine Material Adverse Effect. From January 1, 2008 to the date of this Agreement, each of Pine and the Pine Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

(a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, Pine or the capital stock or voting securities of, or other equity interests in, any of the Pine Subsidiaries (other than (x) regular quarterly cash dividends in an amount not exceeding $0.6875 per share of Pine Common Stock and (y) dividends or other distributions by a direct or indirect wholly owned Pine Subsidiary to its parent) or any repurchase for value by Pine of any capital stock or voting securities of, or other equity interests in, Pine or the capital stock or voting securities of, or other equity interests in, any of the Pine Subsidiaries;

(b) any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities, warrants or other rights to acquire any debt security of Pine or any Pine Subsidiary other than the issuance of commercial paper or draws on existing revolving credit facilities in the ordinary course of business;

(c) (i) any transfer, lease, license, sale, mortgage, pledge or other disposal or encumbrance of any of Pine’s or Pine’s Subsidiaries’ property or assets outside of the ordinary course of business consistent with past practice with a fair market value in excess of $5,000,000 or (ii) any acquisitions of businesses, whether by merger, consolidation, purchase of property or assets or otherwise;

(d) (i) any granting by Pine or any Pine Subsidiary to any current or former director or officer of Pine or any Pine Subsidiary of any material increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any such Person not previously receiving or entitled to receive such type of compensation or benefits, except in the ordinary course of business consistent with past practice or as was required under any Pine Benefit

Plan in effect as of January 1, 2008, (ii) any granting by Pine or any Pine Subsidiary to any Person of any severance, retention, change in control or termination compensation or benefits or any material increase therein, except with respect to new hires and promotions in the ordinary course of business and except as was required under any Pine Benefit Plan in effect as of January 1, 2008, or (iii) any entry into or adoption of any material Pine Benefit Plan or any material amendment of any such material Pine Benefit Plan;

(e) any change in accounting methods, principles or practices by Pine or any Pine Subsidiary, except insofar as may have been required by a change in GAAP; or

(f) any material elections or changes thereto with respect to Taxes by Pine or any Pine Subsidiary or any settlement or compromise by Pine or any Pine Subsidiary of any material Tax liability or refund, other than in the ordinary course of business.

SECTION 4.09. Taxes. (a) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect: (i) each of Pine and each Pine Subsidiary has timely filed, taking into account any extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete; (ii) each of Pine and each Pine Subsidiary has paid all Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings; and (iii) no deficiency for any Tax has been asserted or assessed by a taxing authority against Pine or any Pine Subsidiary which deficiency has not been paid or is not being contested in good faith in appropriate proceedings.

(b) Neither Pine nor any Pine Subsidiary is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Pine and wholly owned Pine Subsidiaries).

(c) There has been no agreement, understanding, arrangement or substantial negotiations (within the meaning of Treasury Regulation Section 1.355-7) between Cedar or any of its officers, directors, agents or controlling shareholders, on the one hand, and Pine or any of its officers or directors, or, to the Knowledge of Pine, its agents or controlling shareholders, on the other hand, regarding the Merger or any similar acquisition (within the meaning of Treasury Regulation Section 1.355-7) at any time between May 16, 2006 and November 19, 2007.

(d) Within the past two years, neither Pine nor any Pine Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(e) Neither Pine nor any Pine Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law).

(f) Neither Pine nor any Pine Subsidiary has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

SECTION 4.10. Benefits Matters; ERISA Compliance. (a) Section 4.10(a) of the Pine Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list identifying any Pine Benefit Plan. Pine has delivered or made available to Cedar true and complete copies of (i) all material Pine Benefit Plans or, in the case of any unwritten material Pine Benefit Plan, a description thereof, (ii) the most recent annual report on Form 5500 (other than Schedule SSA thereto) filed with the IRS with respect to each material Pine Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each material Pine Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any material Pine Benefit Plan and (v) the most recent financial statements and actuarial reports for each Pine Benefit Plan (if any). For purposes of this Agreement, “Pine Benefit Plans” means, collectively (i) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), other than any plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Pine Multiemployer Plan”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, hospitalization, medical or other plans, arrangements or understandings providing, or designed to provide, material benefits to any current or former directors, officers, employees or consultants of Pine or any Pine Subsidiary and (ii) all employment, consulting, indemnification, severance, retention, change of control or termination agreements or arrangements (including collective bargaining agreements) between Pine or any Pine Subsidiary and any current or former directors, officers, employees or consultants of Pine or any Pine Subsidiary.

(b) All Pine Benefit Plans which are intended to be qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, have been the subject of or have timely applied for, as of the date of this Agreement, determination letters from the IRS to the effect that such Pine Benefit Plans and the trusts created thereunder are so qualified and tax-exempt, and no such determination letter has been revoked nor, to the Knowledge of Pine, has revocation been threatened, nor has any such Pine Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

(c) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect, (i) no Pine Benefit Plan which is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code (a “Pine Pension Plan”) had, as of the respective last annual valuation date for each such Pine Pension Plan, an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Cedar, (ii) none of the Pine Pension Plans either (A) has an “accumulated funding deficiency” or (B) has failed to meet any “minimum funding standards”, as applicable (as such terms are defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (iii) none of Pine, any Pine Subsidiary, any officer of Pine or any Pine Subsidiary or any of the Pine Benefit Plans which are subject to ERISA, including the Pine Pension Plans, any trust created thereunder or, to the Knowledge of Pine, any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Pine, any Pine Subsidiary or any officer of Pine or any Pine Subsidiary to the Tax or penalty on prohibited transactions imposed by the Code, ERISA or other applicable Law, (iv) no Pine Benefit Plans and trusts have been terminated, nor is there any intention or expectation to terminate any Pine Benefit Plans and trusts, (v) no Pine Benefit Plans and trusts are the subject of any proceeding by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of any Pine Benefit Plan or trust, (vi) there has not been any “reportable event” (as that term is defined in Section 4043 of ERISA) with respect to any Pine Pension Plan during the last six years as to which the 30-day advance-notice requirement has not been waived and (vii) neither Pine nor any Pine Subsidiary has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including “withdrawal liability” within the meaning of Title IV of ERISA) with respect to, any Pine Multiemployer Plan.

(d) With respect to each Pine Benefit Plan that is an employee welfare benefit plan, such Pine Benefit Plan (including any Pine Benefit Plan covering retirees or other former employees) may be amended to reduce benefits or limit the liability of Pine or the Pine Subsidiaries or terminated, in each case, without material liability to Pine and the Pine Subsidiaries on or at any time after the Effective Time.

(e) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect, no Pine Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law).

(f) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect, (i) each Pine Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the

Code and all other Laws applicable to such Pine Benefit Plan and (ii) Pine and each of the Pine Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the Pine Benefit Plans.

(g) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect, there are no pending or, to the Knowledge of Pine, threatened claims by or on behalf of any participant in any of the Pine Benefit Plans, or otherwise involving any such Pine Benefit Plan or the assets of any Pine Benefit Plan, other than routine claims for benefits.

(h) None of the execution and delivery of this Agreement, the obtaining of the Pine Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of Pine or any of the Pine Subsidiaries to any compensation or benefit, (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Pine Benefit Plan or (C) result in any breach or violation of, default under or limit Pine’s right to amend, modify or terminate any Pine Benefit Plan.

(i) No disallowance of a deduction under Section 162(m) or 280G of the Code for any amount paid or payable by Pine or any Pine Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, individually or in the aggregate, has had or would reasonably be expected to have a Pine Material Adverse Effect.

(j) Each Pine Benefit Plan that provides for “nonqualified deferred compensation” within the meaning of Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code and the final Treasury Regulations issued thereunder and all subsequent IRS Notices and other interim guidance on Section 409A.

(k) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect, all contributions required to be made to any Pine Benefit Plan by applicable Law, regulation, any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements set forth in the Pine SEC Documents. Each Pine Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” with the meaning of Section 419 of the Code or (ii) is unfunded.

(l) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Pine or any Pine Subsidiary following the Closing. Without limiting the generality of the foregoing, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect, neither Pine nor any Pine Subsidiary, nor any of their respective ERISA Affiliates, has engaged in any transaction described in (i) Section 4069 or (ii) Section 4204 or 4212 of ERISA with respect to any Pine Multiemployer Plans.

(m) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect, all Pine Benefit Plans subject to the laws of any jurisdiction outside the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

SECTION 4.11. Litigation. There is no suit, action or other proceeding pending or, to the Knowledge of Pine, threatened against Pine or any Pine Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Pine Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Pine, investigation by any Governmental Entity involving Pine or any Pine Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Pine Material Adverse Effect (it being agreed that for purposes of this Section 4.11, effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Pine Material Adverse Effect has occurred or would reasonably be expected to occur).

SECTION 4.12. Compliance with Applicable Laws. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect, Pine and the Pine Subsidiaries are in compliance with all applicable Laws and Pine Permits, including all applicable rules, regulations, directives or policies of the FCC, State Regulators or any other Governmental Entity. To the Knowledge of Pine, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect, no action, demand or investigation by or before any Governmental Entity is pending or threatened alleging that Pine or a Pine Subsidiary is not in compliance with any applicable Law or Pine Permit or which challenges or questions the validity of any rights of the holder of any Pine Permit. This section does not relate to Tax matters, employee benefits matters, environmental matters or Intellectual Property Rights matters, which are the subjects of Sections 4.09, 4.10, 4.13 and 4.16, respectively.

SECTION 4.13. Environmental Matters. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect:

(a) Pine and the Pine Subsidiaries are in compliance with all Environmental Laws, and neither Pine nor any Pine Subsidiary has received any written communication from a Governmental Entity that alleges that Pine or any Pine Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit issued pursuant to Environmental Law;

(b) Pine and the Pine Subsidiaries have obtained and are in compliance with all Permits issued pursuant to any Environmental Law applicable to Pine, the Pine Subsidiaries and the Pine Properties and all such Permits are valid and in good standing and will not be subject to modification or revocation as a result of the transactions contemplated by this Agreement (it being agreed that for purposes of this Section 4.13(a)(ii), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Pine Material Adverse Effect has occurred or would reasonably be expected to occur);

(c) there are no Environmental Claims pending or, to the Knowledge of Pine, threatened against Pine or any of the Pine Subsidiaries;

(d) there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against Pine or any of the Pine Subsidiaries or against any Person whose liabilities for such Environmental Claims Pine or any of the Pine Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law; and

(e) neither Pine nor any of the Pine Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against Pine or any of the Pine Subsidiaries.

SECTION 4.14. Contracts. (a) As of the date of this Agreement, neither Pine nor any Pine Subsidiary is a party to any Contract required to be filed by Pine as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Pine Contract”) that has not been so filed.

(b) Section 4.14 of the Pine Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and Pine has made available to Cedar true and complete copies, of (i) other than Pine Permits imposing geographical limitations on operations, each agreement, Contract, understanding, or undertaking to which Pine or any of the Pine Subsidiaries is a party that restricts in any material respect the ability of Pine or its Affiliates to compete in any business or with any Person in any geographical area, (ii) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any material Indebtedness of Pine or any of the Pine Subsidiaries is outstanding or may be incurred, other than any such agreement between or among Pine and the wholly owned Pine Subsidiaries, (iii) each partnership, joint venture or similar agreement, Contract, understanding or undertaking to which Pine or any of the Pine Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Pine Subsidiaries, in each case material to Pine and the Pine Subsidiaries, taken as a whole, (iv) each indemnification, employment, consulting, or other material agreement, Contract, understanding or undertaking with (x) any member of the Pine Board or (y) any executive officer of Pine, in each case, other than those Contracts filed as exhibits (including exhibits incorporated by reference) to any Filed Pine SEC Documents or Contracts terminable by Pine or any of the Pine Subsidiaries on no more than 30 days’ notice without liability or financial obligation to Pine or any of the Pine Subsidiaries, (v) each agreement, Contract, understanding or undertaking relating to the disposition or acquisition by Pine or any of the Pine Subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business, and (vi) each material hedge, collar, option, forward purchasing, swap, derivative, or similar agreement, Contract, understanding or undertaking. Each agreement, understanding or undertaking of the type described in this Section 4.14(b) and each Filed Pine Contract is referred to herein as a “Pine Material Contract”.

(c) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect (it being agreed that for purposes of this Section 4.14(c), effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Pine Material Adverse Effect has occurred or would reasonably be expected to occur), (i) each Pine Material Contract (including, for purposes of this Section 4.14(c), any Contract entered into after the date of this Agreement that would have been a Pine Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of Pine or one of the Pine Subsidiaries, as the case may be, and, to the Knowledge of Pine, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Pine Material Contract is in full force and effect, and (iii) none of Pine or any of the Pine Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Pine Material Contract and, to the Knowledge of Pine, no other party to any such Pine Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

(d) Except to the extent permitted by Section 5.01(b)(viii) and for any Filed Pine Contracts, neither Pine nor any of the Pine Subsidiaries are parties to or bound by any loan agreement, credit agreement, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement that prevents or restricts Pine, any Pine Subsidiary or any direct or indirect Subsidiary thereof from (i) paying dividends or distributions to the Person or Persons who owns such entity, (ii) incurring or guaranteeing Indebtedness or (iii) creating Liens that secure Indebtedness.

SECTION 4.15. Properties. (a) Pine and each Pine Subsidiary has good and valid title to, or good and valid leasehold interests in, all their respective properties and assets (the “Pine Properties”) except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect. The Pine Properties are, in all respects, adequate and sufficient, and in satisfactory condition, to support the operations of Pine and the Pine Subsidiaries as presently conducted, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect. All of the Pine Properties are free and clear of all Liens, except for Liens on material Pine Properties that, individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair, the continued use and operation of such material Pine Property to which they relate in the conduct of Pine and the Pine Subsidiaries as presently conducted and Liens on other Pine Properties that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect. This Section 4.15 does not relate to Intellectual Property Rights matters, which are the subject of Section 4.16.

(b) Pine and each of the Pine Subsidiaries has complied with the terms of all leases, subleases and licenses entitling it to the use of real property owned by third parties (“Pine Leases”), and all Pine Leases are valid and in full force and effect, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect. Pine and each Pine Subsidiary is in exclusive possession of the properties or assets purported to be leased under all the Pine Leases, except for such failures to have such possession of material properties or assets as, individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair, the continued use and operation of such material assets to which they relate in the conduct of Pine and Pine Subsidiaries as presently conducted and failures to have such possession of immaterial properties or assets as, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect.

SECTION 4.16. Intellectual Property. Pine and the Pine Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property

Rights as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of Pine, threatened that Pine or any of the Pine Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property Right, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect. To the Knowledge of Pine, no Person is infringing, misappropriating or otherwise violating the rights of Pine or any of the Pine Subsidiaries with respect to any Intellectual Property Right owned by Pine or any of the Pine Subsidiaries, except for such infringement, misappropriation or violation that, individually or in the aggregate, has not had and would not reasonably be expected to have, a Pine Material Adverse Effect. Since January 1, 2007, no prior or current employee or officer or any prior or current consultant or contractor of Pine or any of the Pine Subsidiaries has asserted or, to the Knowledge of Pine, has any ownership in any Intellectual Property Rights used by Pine or any of the Pine Subsidiaries in the operation of their respective businesses, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect.

SECTION 4.17. Communications Regulatory Matters. (a) Pine and each Pine Subsidiary hold (i) all approvals, authorizations, certificates and licenses issued by the FCC or the State Regulators that are required for Pine and each Pine Subsidiary to conduct its business, as presently conducted, which approvals, authorizations, certificates and licenses are set forth in Section 4.17(a) of the Pine Disclosure Letter, and (ii) all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to Pine or any Pine Subsidiary by a Governmental Entity that are required for Pine and each Pine Subsidiary to conduct its business, as presently conducted (clause (i) and (ii) collectively, the “Pine Licenses”).

(b) Each Pine License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect. No Pine License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements have not had and would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect, or (ii) any pending regulatory proceeding or judicial review before a Governmental Entity, unless such pending regulatory proceeding or judicial review has not had and would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect. Pine has no Knowledge of any event, condition or circumstance that would preclude any Pine License from being renewed in the ordinary course (to the extent that such Pine License is renewable by its terms), except where the failure to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect.

(c) The licensee of each Pine License is in compliance with each Pine License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the Communications Act or the FCC Rules or similar rules, regulations, policies, instructions and orders of State Regulators, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations or pay such fees or contributions has not had, or would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect.

(d) Pine or a Pine Subsidiary owns 100% of the equity and controls 100% of the voting power and decision-making authority of each licensee of the Pine Licenses.

SECTION 4.18. Agreements with Regulatory Agencies. Neither Pine nor any of the Pine Subsidiaries is subject to any material cease-and-desist or other material order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any material commitment letter or similar undertaking to, or is subject to any material order or directive by, or has been ordered to pay any material civil money penalty by, any Governmental Entity (other than a taxing authority, which is covered by Section 4.09), other than those of general application that apply to similarly situated telecommunications companies or their Subsidiaries (each item in this sentence, whether or not set forth in the Pine Disclosure Letter, a “Pine Regulatory Agreement”), nor has Pine or any of the Pine Subsidiaries been advised in writing since January 1, 2008, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Pine Regulatory Agreement.

SECTION 4.19. Labor Matters. As of the date of this Agreement, Section 4.19 of the Pine Disclosure Letter sets forth a true and complete list of all collective bargaining or other labor union contracts applicable to any employees of Pine or any of the Pine Subsidiaries. To the Knowledge of Pine, as of the date of this Agreement, no labor organization or group of employees of Pine or any Pine Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of Pine, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving Pine or any Pine Subsidiary. None of Pine or any of the Pine Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of Pine or any of the Pine Subsidiaries, except for any breaches, failures to comply or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Pine Material Adverse Effect. Pine has made available to Cedar true and complete copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of Pine or any Pine Subsidiary (the “Pine CBAs”). Except as otherwise set forth in the Pine CBAs, neither Pine nor any Pine Subsidiary (a) as of the date of this Agreement, has entered into any agreement, arrangement or understanding, whether written or oral, with any union or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the consummation of the Merger or other transactions contemplated by this Agreement or the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them) or (b) has any express commitment, whether legally enforceable or not, to, or not to, modify, change or terminate any Pine Benefit Plan.

SECTION 4.20. Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities Inc. (the “Pine Financial Advisor”), the fees and expenses of which will be paid by Pine, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pine. Pine has furnished to Cedar true and complete copies of all agreements between Pine and the Pine Financial Advisor relating to the Merger or any of the other transactions contemplated by this Agreement.

SECTION 4.21. Opinion of Financial Advisor. Pine has received the oral opinion of the Pine Financial Advisor, to be confirmed in writing (with a copy provided to Cedar promptly upon receipt by Pine), to the effect that, as of the date of this Agreement, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Pine Common Stock.

SECTION 4.22. Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Pine Material Adverse Effect, each insurance policy of Pine or any Pine Subsidiary is in full force and effect and was in full force and effect during the periods of time such insurance policy is purported to be in effect, and neither Pine nor any of the Pine Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy.

SECTION 4.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, Cedar acknowledges that none of Pine, the Pine Subsidiaries or any other Person on behalf of Pine makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE V

Covenants Relating to Conduct of Business

SECTION 5.01. Conduct of Business. (a) Conduct of Business by Cedar. Except for matters set forth in the Cedar Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Pine (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Cedar shall, and shall cause each Cedar Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) use reasonable best efforts to preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Cedar Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Pine (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Cedar shall not, and shall not permit any Cedar Subsidiary to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (x) regular quarterly cash dividends payable by Cedar in respect of shares of Cedar Common Stock not exceeding $0.70 per share of Cedar Common Stock with usual declaration, record and payment dates and in accordance with Cedar’s current dividend policy and (y) dividends and distributions by a direct or indirect wholly owned Cedar Subsidiary to its parent, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(a)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Cedar or any Cedar Subsidiary or any securities of Cedar or any Cedar Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Cedar or any Cedar Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Cedar

Common Stock or other equity securities of Cedar in connection with (i) the payment of the exercise price of Cedar Stock Options with Cedar Common Stock (including but not limited to in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of Cedar Stock Options and vesting of Cedar Restricted Shares and (iii) forfeitures of Cedar Stock Options and Cedar Restricted Shares;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of capital stock of Cedar or any Cedar Subsidiary (other than the issuance of Cedar Common Stock (1) upon the exercise of Cedar Stock Options outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or thereafter granted as permitted by the provisions of Section 5.01(a)(ii) of the Cedar Disclosure Letter and (2) pursuant to the Cedar ESPP in accordance with its terms in effect on the date of this Agreement), (B) any other equity interests or voting securities of Cedar or any Cedar Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Cedar or any Cedar Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Cedar or any Cedar Subsidiary, (E) any rights issued by Cedar or any Cedar Subsidiary that are linked in any way to the price of any class of Cedar Capital Stock or any shares of capital stock of any Cedar Subsidiary, the value of Cedar, any Cedar Subsidiary or any part of Cedar or any Cedar Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Cedar or any Cedar Subsidiary or (F) any Cedar Voting Debt;

(iii) (A) amend the Cedar Articles (except for pursuant to Section 6.15 of this Agreement or to increase the number of authorized shares of Cedar Common Stock) or the Cedar By-laws or (B) amend in any material respect the charter or organizational documents of any Cedar Subsidiary, except, in the case of each of the foregoing clauses (A) and (B), as may be required by Law or the rules and regulations of the SEC or the NYSE;

(iv) (A) grant to any current or former director or officer of Cedar or any Cedar Subsidiary any increase in compensation, bonus or fringe or other benefits or grant any type of compensation or benefit to any such Person not previously receiving or entitled to receive such compensation, except in the ordinary course of business consistent with past practice or to the extent required under any Cedar Benefit Plan as in effect as of the date of this Agreement, (B) grant to any Person any severance, retention, change in control or termination compensation or benefits or any increase therein, except with respect to new hires or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practice, or except to the extent required under any Cedar Benefit Plan as in effect as of the date of this Agreement or (C) enter into or adopt any material Cedar Benefit Plan or amend in any material respect any material Cedar Benefit Plan, except for any amendments in the ordinary course of business consistent with past practice or in order to comply with applicable Law (including Section 409A of the Code);

(v) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

(vi) directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than purchases of supplies and inventory in the ordinary course of business consistent with past practice) if the aggregate amount of the consideration paid or transferred by Cedar and the Cedar Subsidiaries in connection with all such transactions would exceed $50,000,000;

(vii) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein that, individually or in the aggregate, have a fair market value in excess of $50,000,000, except in relation to mortgages, liens and pledges to secure Indebtedness for borrowed money permitted to be incurred under Section 5.01(a)(viii);

(viii) incur any Indebtedness, except for (A) Indebtedness (x) incurred pursuant to Cedar’s existing revolving credit facility or (y) prepayable at any time without premium or penalty, in each case in the ordinary course of business consistent with past practice not to exceed, together with any Indebtedness incurred from and after October 1, 2008 through the date of this Agreement, (m) the amount by which the balance as of September 30, 2008 under Cedar’s existing revolving credit facility (as in effect on September 30, 2008) exceeds the balance under such facility as of the date of such incurrence plus (n) $50,000,000 in the aggregate, or (B) Indebtedness in replacement of existing Indebtedness that matures by its terms prior to the Closing Date, provided that (1) the execution, delivery and performance of this Agreement and the consummation of the Merger and other transactions contemplated hereby shall not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of a material benefit under, or result in the creation of any Lien, under such replacement Indebtedness and (2) such replacement Indebtedness shall otherwise be on substantially similar terms or terms that are more favorable to Cedar, shall contain covenants that are no more restrictive to Cedar, and shall be for the same or lesser principal amount, as the Indebtedness being replaced; or (C) in connection with the Financing;

(ix) make, or agree or commit to make, any capital expenditure except in accordance with the capital plans for 2008 and 2009 set forth in Section 5.01(a)(ix) of the Cedar Disclosure Letter;

(x) enter into or amend any Contract, or take any other action (except as expressly permitted or contemplated by this Agreement), if such Contract, amendment of a Contract or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or adversely affect in a material respect the expected benefits (taken as a whole) of the Merger;

(xi) enter into or amend any material Contract to the extent consummation of the Merger or compliance by Cedar or any Cedar Subsidiary with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Cedar or any Cedar Subsidiary under, or require Cedar, Pine or any of their respective Subsidiaries to license or transfer any of its material properties or assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract or amendment;

(xii) enter into, modify, amend or terminate any collective bargaining or other labor union Contract applicable to the employees of Cedar or any of the Cedar Subsidiaries, other than (A) modifications, amendments or terminations of such Contracts in the ordinary course of business consistent with past practice or (B) any modification, amendment or termination of any collective bargaining agreement to the extent required by applicable Law;

(xiii) assign, transfer, lease, cancel, fail to renew or fail to extend any material Cedar Permit issued by the FCC or any State Regulator;

(xiv) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (a) equal to or lesser than the amounts reserved with respect thereto on the Filed Cedar SEC Documents or (b) do not exceed $10,000,000 in the aggregate;

(xv) abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to Cedar or any Cedar Subsidiary, other than in the ordinary course of business consistent with past practice, or enter into licenses or agreements that impose material restrictions upon Cedar or any of its Affiliates with respect to Intellectual Property Rights owned by any third party;

(xvi) enter into, amend or modify any Cedar Material Contract of a type described in Section 3.14(b)(i), (iii) or (vi) (other than hedges, swaps or other derivatives against or with respect to the Financing) or any Contract that would be such a Cedar Material Contract if it had been entered into prior to the date hereof;

(xvii) enter into any new line of business outside of its existing business; or

(xviii) authorize any of, or commit, resolve or agree to take any of, or participate in any negotiations or discussions with any other Person regarding any of, the foregoing actions.

(b) Conduct of Business by Pine. Except for matters set forth in the Pine Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Cedar (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Pine shall, and shall cause each Pine Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) use reasonable best efforts to preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Pine Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Cedar (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Pine shall not, and shall not permit any Pine Subsidiary to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (x) regular quarterly cash dividends payable by Pine in respect of shares of Pine Common Stock not exceeding $0.6875 per share of Pine Common Stock with usual declaration, record and payment dates and in accordance with Pine’s current dividend policy and (y) dividends and distributions by a direct or indirect wholly owned Pine Subsidiary to its parent, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Pine or any Pine Subsidiary or any securities of Pine or any Pine Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Pine or any Pine Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Pine Common Stock or other equity securities of Pine in connection with (i) the payment of the exercise price of Pine Stock Options with Pine Common Stock (including but not limited to in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of Pine Stock Options and vesting of Pine Restricted Stock Units and (iii) forfeitures of Pine Stock Options and Pine Restricted Stock Units, pursuant to their terms as in effect on the date of this Agreement;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of capital stock of Pine or any Pine Subsidiary (other than the issuance of Pine Common Stock (1) upon the exercise of Pine Stock Options and upon the vesting of Pine Restricted Stock Units, in each case outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or thereafter granted as permitted by the provisions of Section 5.01(b)(ii) of the Pine Disclosure Letter and (2) pursuant to the Pine ESPP in accordance with its terms in effect on the date of this Agreement), (B) any other equity interests or voting securities of Pine or any Pine Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Pine or any Pine Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Pine or any Pine Subsidiary, (E) any rights issued by Pine or any Pine Subsidiary that are linked in any way to the price of any class of Pine Capital Stock or any shares of capital stock of any Pine Subsidiary, the value of Pine, any Pine Subsidiary or any part of Pine or any Pine Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Pine or any Pine Subsidiary or (F) any Pine Voting Debt;

(iii) (A) amend the Pine Charter or the Pine By-laws or (B) amend in any material respect the charter or organizational documents of any Pine Subsidiary, except, in the case of each of the foregoing clauses (A) and (B), as may be required by Law or the rules and regulations of the SEC or the NYSE;

(iv) (A) grant to any current or former director or officer of Pine or any Pine Subsidiary any increase in compensation, bonus or fringe or other benefits or grant any type of compensation or benefit to any such Person not previously receiving or entitled to receive such compensation, except in the ordinary course of business consistent with past practice or to the extent required under any Pine Benefit Plan as in effect as of the date of this Agreement, (B) grant to any Person any severance, retention, change in control or termination compensation or benefits or any increase therein, except with respect to new hires or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practice, or except to the extent required under any Pine Benefit Plan as in effect as of the date of this Agreement, or (C) enter into or adopt any material Pine Benefit Plan or amend in any material respect any material Pine Benefit Plan, except for any amendments in the ordinary course of business consistent with past practice or in order to comply with applicable Law (including Section 409A of the Code);

(v) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

(vi) directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than purchases of supplies and inventory in the ordinary course of business consistent with past practice) if the aggregate amount of the consideration paid or transferred by Pine and the Pine Subsidiaries in connection with all such transactions would exceed $50,000,000;

(vii) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein that, individually or in the aggregate, have a fair market value in excess of $50,000,000, except in relation to mortgages, liens and pledges to secure Indebtedness for borrowed money permitted to be incurred under Section 5.01(b)(viii);

(viii) incur any Indebtedness, except for (A) Indebtedness (x) incurred pursuant to Pine’s existing revolving credit facility or (y) prepayable at any time without premium or penalty, in each case in the ordinary course of business consistent with past practice not to exceed, together with any Indebtedness incurred from and after October 1, 2008 through the date of this Agreement, (m) the amount by which the balance as of September 30, 2008 under Pine’s existing revolving credit facility (as in effect on the date hereof) exceeds the balance under such facility as of the date of such incurrence plus (n) $150,000,000 in the aggregate, or (B) Indebtedness in replacement of existing Indebtedness that matures by its terms prior to the Closing Date, provided that (1) the execution, delivery, and performance of this Agreement and the consummation of the Merger and other transactions contemplated hereby shall not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of a material benefit under, or result in the creation of any Lien, under such replacement Indebtedness and (2) such replacement Indebtedness shall otherwise be on substantially similar terms or terms that are more favorable to Pine, shall contain covenants that are no more restrictive to Pine, and shall be for the same or lesser principal amount, as the Indebtedness being replaced;

(ix) make, or agree or commit to make, any capital expenditure except in accordance with the capital plans for 2008 and 2009 set forth in Section 5.01(b)(ix) of the Pine Disclosure Letter;

(x) enter into or amend any Contract or take any other action (except as expressly permitted or contemplated by this Agreement) if such Contract, amendment of a Contract or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or adversely affect in a material respect the expected benefits (taken as a whole) of the Merger;

(xi) enter into or amend any material Contract to the extent consummation of the Merger or compliance by Pine or any Pine Subsidiary with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Pine or any Pine Subsidiary under, or require Cedar, Pine or any of their respective Subsidiaries to license or transfer any of its material properties or assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract or amendment;

(xii) enter into, modify, amend or terminate any collective bargaining or other labor union Contract applicable to the employees of Pine or any of the Pine Subsidiaries, other than (A) modifications, amendments or terminations of such Contracts in the ordinary course of business consistent with past practice or (B) any modification, amendment or termination of any collective bargaining agreement to the extent required by applicable Law;

(xiii) assign, transfer, lease, cancel, fail to renew or fail to extend any material Pine Permit issued by the FCC or any State Regulator;

(xiv) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (a) equal to or lesser than the amounts reserved with respect thereto on the Filed Pine SEC Documents or (b) do not exceed $20,000,000 in the aggregate;

(xv) abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to Pine or any Pine Subsidiary, other than in the ordinary course of business consistent with past practice, or enter into licenses or agreements that impose material restrictions upon Pine or any of its Affiliates with respect to Intellectual Property Rights owned by any third party;

(xvi) enter into, amend or modify any Pine Material Contract of a type described in Section 4.14(b)(i), (iii) or (vi) or any Contract that would be such a Pine Material Contract if it had been entered into prior to the date of this Agreement;

(xvii) enter into any new line of business outside of its existing business; or

(xviii) authorize any of, or commit, resolve or agree to take any of, or participate in any negotiations or discussions with any other Person regarding any of, the foregoing actions.

(c) Advice of Changes. Cedar and Pine shall promptly advise the other orally and in writing of any change or event that, individually or in the aggregate with all past changes and events, has had or would reasonably be expected to have a Material Adverse Effect with respect to such Person, to cause any of the conditions set forth in Article VII not to be satisfied, or to materially delay or impede the ability of such party to consummate the Closing.

SECTION 5.02. No Solicitation by Cedar; Cedar Board Recommendation. (a) Cedar shall not, nor shall it authorize or permit any of its Affiliates or any of its and their respective directors, officers or employees or any of their respective investment bankers, accountants, attorneys or other advisors, agents or representatives (collectively, “Representatives”) to, (i) directly or indirectly solicit or initiate, or knowingly encourage, induce or facilitate any Cedar Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Cedar Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Cedar Takeover Proposal) with respect to any Cedar Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Cedar Takeover Proposal. Cedar shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Cedar Takeover Proposal, or any inquiry or proposal that may reasonably be expected to lead to a Cedar Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished, immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives, and, between the date hereof and the Effective Time, take such action as is necessary to enforce any “standstill” provisions or provisions of similar effect to which it is a party or of which it is a beneficiary. Notwithstanding the foregoing, at any time prior to obtaining the Cedar Shareholder Approval, in response to a bona fide written Cedar Takeover Proposal that the Cedar Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Cedar Proposal, and which Cedar Takeover Proposal was not solicited after the date of this Agreement and was made after the date of this Agreement and prior to the Cedar Shareholders Meeting and did not otherwise result from a breach of this Section 5.02(a), Cedar may, subject to compliance with Section 5.02(c), (x) furnish information with respect to Cedar and the Cedar Subsidiaries to the Person making such Cedar Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Pine or is provided to Pine prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement (other than with respect to standstill provisions), and (y) participate in discussions regarding the terms of such Cedar Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Cedar Takeover Proposal (and such Person’s Representatives). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02(a) by any Representative of Cedar or any of its Subsidiaries or Affiliates shall constitute a breach of this Section 5.02(a) by Cedar.

(b) Except as set forth below, neither the Cedar Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to Pine), or propose publicly to withdraw (or modify in any manner adverse to Pine), the approval, recommendation or declaration of advisability by the Cedar Board or any such committee thereof with respect to this Agreement or (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Cedar Takeover Proposal (any action in this clause (i) being referred to as a “Cedar Adverse Recommendation Change”) or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow Cedar or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (an “Acquisition Agreement”) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Cedar Takeover Proposal, or requiring, or reasonably expected to cause, Cedar or Pine Merger Sub to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Merger or any of the other transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, Cedar or Pine Merger Sub to fail to comply with this Agreement (other than a confidentiality agreement referred to in Section 5.02(a)). Notwithstanding the foregoing, at any time prior to obtaining the Cedar Shareholder Approval, the Cedar Board may make a Cedar Adverse Recommendation Change if the Cedar Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Cedar shall not be entitled to exercise its right to make a Cedar Adverse Recommendation Change until after the fifth Business Day following Pine’s receipt of written notice (a “Cedar Notice of Recommendation Change”) from Cedar advising Pine that the Cedar Board intends to take such action and specifying the reasons therefor, including in the case of a Superior Cedar Proposal, the terms and conditions of any Superior Cedar Proposal that is the basis of the proposed action by the Cedar Board (it being understood and agreed that any amendment to any material term of such Superior Cedar Proposal shall require a new Cedar Notice of Recommendation Change and a new five business-day period). In determining whether to make a Cedar Adverse

Recommendation Change, the Cedar Board shall take into account any changes to the terms of this Agreement proposed by Pine in response to a Cedar Notice of Recommendation Change or otherwise.

(c) In addition to the obligations of Cedar set forth in paragraphs (a) and (b) of this Section 5.02, Cedar shall promptly, and in any event within 24 hours of the receipt thereof, advise Pine orally and in writing of any Cedar Takeover Proposal, the material terms and conditions of any such Cedar Takeover Proposal (including any changes thereto) and the identity of the person making any such Cedar Takeover Proposal. Cedar shall (x) keep Pine informed in all material respects and on a reasonably current basis of the status and details (including any change to the terms thereof) of any Cedar Takeover Proposal, and (y) provide to Pine as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material exchanged between Cedar or any of its Subsidiaries and any Person that describes any of the terms or conditions of any Cedar Takeover Proposal.

(d) Nothing contained in this Section 5.02 shall prohibit Cedar from (x) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the shareholders of Cedar if, in the good faith judgment of the Cedar Board (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Cedar Board with respect to this Agreement or a Cedar Takeover Proposal shall be deemed to be a Cedar Adverse Recommendation Change unless the Cedar Board in connection with such communication publicly reaffirms its recommendation with respect to this Agreement; provided, further, that in no event shall Cedar or the Cedar Board or any committee thereof take, or agree or resolve to take, any action, or make any statement, that would violate Section 5.02(b).

(e) For purposes of this Agreement:

“Cedar Takeover Proposal” means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving Cedar or any Cedar Subsidiary, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Cedar Subsidiary or otherwise) of any business or assets of Cedar or the Cedar Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Cedar and the Cedar Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities)

representing 20% or more of the voting power of Cedar, (iv) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the Cedar Common Stock or (v) any combination of the foregoing (in each case, other than the Merger).

“Superior Cedar Proposal” means any bona fide written offer made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the Cedar Common Stock or substantially all of the assets of Cedar and the Cedar Subsidiaries, taken as a whole, (i) on terms which the Cedar Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the holders of Cedar Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any changes proposed by Pine to the terms of this Agreement), and (ii) that is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

SECTION 5.03. No Solicitation by Pine; Pine Board Recommendation. (a) Pine shall not, nor shall it authorize or permit any of its Affiliates or any of its and their respective Representatives to, (i) directly or indirectly solicit or initiate, or knowingly encourage, induce or facilitate any Pine Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Pine Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Pine Takeover Proposal) with respect to any Pine Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Pine Takeover Proposal. Pine shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Pine Takeover Proposal, or any inquiry or proposal that may reasonably be expected to lead to a Pine Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished, immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives, and, between the date hereof and the Effective Time, take such action as is necessary to enforce any “standstill” provisions or provisions of similar effect to which it is a party or of which it is a beneficiary. Notwithstanding the foregoing, at any time prior to obtaining the Pine Stockholder Approval, in response to a bona fide written Pine Takeover Proposal that the Pine Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Pine Proposal, and which Pine Takeover

Proposal was not solicited after the date of this Agreement and was made after the date of this Agreement and prior to the Pine Stockholders Meeting and did not otherwise result from a breach of this Section 5.03(a), Pine may, subject to compliance with Section 5.03(c), (x) furnish information with respect to Pine and the Pine Subsidiaries to the Person making such Pine Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Pine or is provided to Pine prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement (other than with respect to standstill provisions), and (y) participate in discussions regarding the terms of such Pine Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Pine Takeover Proposal (and such Person’s Representatives). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03(a) by any Representative of Pine or any of its Subsidiaries or Affiliates shall constitute a breach of this Section 5.03(a) by Pine.

(b) Except as set forth below, neither the Pine Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to Cedar), or propose publicly to withdraw (or modify in any manner adverse to Cedar), the approval, recommendation or declaration of advisability by the Pine Board or any such committee thereof with respect to this Agreement or (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Pine Takeover Proposal (any action in this clause (i) being referred to as a “Pine Adverse Recommendation Change”) or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow Pine or any of its Affiliates to execute or enter into, any Acquisition Agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Pine Takeover Proposal, or requiring, or reasonably expected to cause, Pine to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Merger or any of the other transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, Pine to fail to comply with this Agreement (other than a confidentiality agreement referred to in Section 5.03(a)). Notwithstanding the foregoing, at any time prior to obtaining the Pine Stockholder Approval, the Pine Board may make a Pine Adverse Recommendation Change if the Pine Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Pine shall not be entitled to exercise its right to make a Pine Adverse Recommendation Change until after the fifth Business Day following Cedar’s receipt of written notice (a “Pine Notice of Recommendation Change”) from Pine advising Cedar that the Pine Board intends to take such action and specifying the reasons therefor, including in the case of a Superior Pine Proposal, the terms and conditions of any Superior Pine Proposal that is the basis of the proposed action by the Pine Board (it being understood and agreed that any amendment to any material term of such Superior Pine Proposal shall require a new Pine Notice of

Recommendation Change and a new five business-day period). In determining whether to make a Pine Adverse Recommendation Change, the Pine Board shall take into account any changes to the terms of this Agreement proposed by Cedar in response to a Pine Notice of Recommendation Change or otherwise.

(c) In addition to the obligations of Pine set forth in paragraphs (a) and (b) of this Section 5.03, Pine shall promptly, and in any event within 24 hours of the receipt thereof, advise Cedar orally and in writing of any Pine Takeover Proposal, the material terms and conditions of any such Pine Takeover Proposal (including any changes thereto) and the identity of the person making any such Pine Takeover Proposal. Pine shall (x) keep Cedar informed in all material respects and on a reasonably current basis of the status and details (including any change to the terms thereof) of any Pine Takeover Proposal, and (y) provide to Cedar as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material exchanged between Pine or any of its Subsidiaries and any Person that describes any of the terms or conditions of any Pine Takeover Proposal.

(d) Nothing contained in this Section 5.03 shall prohibit Pine from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of Pine if, in the good faith judgment of the Pine Board (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Pine Board with respect to this Agreement or a Pine Takeover Proposal shall be deemed to be a Pine Adverse Recommendation Change unless the Pine Board in connection with such communication publicly reaffirms its recommendation with respect to this Agreement; provided, further, that in no event shall Pine or the Pine Board or any committee thereof take, or agree or resolve to take, any action, or make any statement, that would violate Section 5.03(b).

(e) For purposes of this Agreement:

“Pine Takeover Proposal” means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving Pine or any Pine Subsidiary, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Pine Subsidiary or otherwise) of any business or assets of Pine or the Pine Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Pine and the Pine Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities)

representing 20% or more of the voting power of Pine, (iv) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the Pine Common Stock or (v) any combination of the foregoing (in each case, other than the Merger).

“Superior Pine Proposal” means any bona fide written offer made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the Pine Common Stock or substantially all of the assets of Pine and the Pine Subsidiaries, taken as a whole, (i) on terms which the Pine Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the holders of Pine Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any changes proposed by Cedar to the terms of this Agreement), and (ii) that is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

ARTICLE VI

Additional Agreements

SECTION 6.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date of this Agreement, Cedar and Pine shall jointly prepare and cause to be filed with the SEC a joint proxy statement to be sent to the shareholders of Cedar and the stockholders of Pine relating to the Cedar Shareholders Meeting and the Pine Stockholders Meeting (together with any amendments or supplements thereto, the “Joint Proxy Statement”) and Cedar shall prepare and cause to be filed with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and Cedar and Pine shall use their respective reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing. Each of Pine and Cedar shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement, and the Form S-4 and Joint Proxy Statement shall include all information reasonably requested by such other party to be included therein. Each of Pine and Cedar shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand.

Each of Pine and Cedar shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Form S-4 or Joint Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Pine and Cedar (i) shall provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of Pine and Cedar shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Merger Consideration for offering or sale in any jurisdiction, and each of Pine and Cedar shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of Pine and Cedar shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the Merger and the issuance of the Merger Consideration.

(b) If prior to the Effective Time, any event occurs with respect to Cedar or any Cedar Subsidiary, or any change occurs with respect to other information supplied by Cedar for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Cedar shall promptly notify Pine of such event, and Cedar and Pine shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Cedar’s shareholders and Pine’s stockholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c) If prior to the Effective Time, any event occurs with respect to Pine or any Pine Subsidiary, or any change occurs with respect to other information supplied by Pine for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Pine shall promptly notify Cedar of such event, and Pine and Cedar shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Cedar’s shareholders and Pine’s stockholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) Cedar shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Cedar Shareholders Meeting for the sole purposes of seeking the Cedar Shareholder Approval, the Cedar High Vote Shareholder Approval, and any proposal to amend the Cedar Articles to increase the number of authorized shares of Cedar Common Stock. Cedar shall use its reasonable best efforts to (i) cause the Joint Proxy Statement to be mailed to Cedar’s shareholders and to hold the Cedar Shareholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act and (ii) subject to Section 5.02(b), solicit the Cedar Shareholder Approval and the Cedar High Vote Shareholder Approval. Cedar shall, through the Cedar Board, recommend to its shareholders that they give the Cedar Shareholder Approval and the Cedar High Vote Shareholder Approval and shall include such recommendation in the Joint Proxy Statement, except to the extent that the Cedar Board shall have made a Cedar Adverse Recommendation Change as permitted by Section 5.02(b). Notwithstanding the foregoing provisions of this Section 6.01(d), if on a date for which the Cedar Shareholders Meeting is scheduled, Cedar has not received proxies representing a sufficient number of shares of Cedar Common Stock to obtain the Cedar Shareholder Approval, whether or not a quorum is present, Cedar shall have the right to make one or more successive postponements or adjournments of the Cedar Shareholders Meeting, provided that the Cedar Shareholders Meeting is not postponed or adjourned to a date that is more than 30 days after the date for which the Cedar Shareholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Cedar agrees that its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to Cedar of any Cedar Takeover Proposal, by the making of any Cedar Adverse Recommendation Change by the Cedar Board; provided, however, that if the public announcement of a Cedar Adverse Recommendation Change or the delivery of a Cedar Notice of Recommendation Change is less than 10 Business Days prior to the Cedar Shareholders Meeting, Cedar shall be entitled to postpone the Cedar Shareholders Meeting to a date not less than 10 Business Days after such event.

(e) Pine shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Pine Stockholders Meeting for the sole purpose of seeking the Pine Stockholder Approval. Pine shall use its reasonable best efforts to (i) cause the Joint Proxy Statement to be mailed to Pine’s stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act and to hold the Pine Stockholders Meeting as soon as practicable after the Form S-4 becomes effective and (ii) subject to Section 5.03(b), solicit the Pine Stockholder Approval. Pine shall, through the Pine Board, recommend to its stockholders that they give the Pine Stockholder Approval and shall include such recommendation in the Joint Proxy Statement, except to the extent that the Pine Board shall have made a Pine Adverse Recommendation Change as permitted by Section 5.03(b). Notwithstanding the foregoing provisions of this Section 6.01(d), if on a date for which the Pine Stockholders Meeting is scheduled, Pine has not received proxies representing a sufficient number of shares of Pine Common Stock to obtain the Pine Stockholder Approval, whether or not a quorum is present, Pine shall have the right to make one or more successive postponements or adjournments of the Pine Stockholders Meeting, provided that the Pine Stockholders Meeting is not postponed or adjourned to a date that is more than 30 days after the date for which the Pine Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Pine agrees that its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to Pine of any Pine Takeover Proposal or by the making of any Pine Adverse Recommendation Change by the Pine Board; provided, however, that if the public announcement of a Pine Adverse Recommendation Change or the delivery of a Pine Notice of Recommendation Change is less than 10 Business Days prior to the Pine Shareholders Meeting, Pine shall be entitled to postpone the Pine Shareholders Meeting to a date not less than 10 Business Days after such event.

SECTION 6.02. Access to Information; Confidentiality. Subject to applicable Law, each of Cedar and Pine shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the Representatives of such other party reasonable access during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Cedar and Pine shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may withhold any document or information that is subject to the terms of a confidentiality agreement with a third party (provided that the withholding party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure) or subject to any attorney-client privilege (provided that the withholding party shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege). If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld. Without limiting the generality of the foregoing, each of Pine and Cedar shall, within two Business Days of request by the other party therefor, provide to such other party the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Pine Common Stock or Cedar Common Stock, as applicable, would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated August 12, 2008 between Cedar and Pine (the “Confidentiality Agreement”).

SECTION 6.03. Required Actions. (a) Each of the parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things reasonably appropriate to consummate and make effective, as soon as reasonably possible, the Merger and the other transactions contemplated by this Agreement.

(b) In connection with and without limiting Section 6.03(a), Pine and the Pine Board and Cedar and the Cedar Board shall use their respective reasonable best efforts to (x) take all action reasonably appropriate to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any transaction contemplated by this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement, take all action reasonably appropriate to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

(c) In connection with and without limiting Section 6.03(a), promptly following the execution and delivery by the parties of this Agreement, Pine and Cedar shall enter into discussions with the Governmental Entities from whom Consents or nonactions are required to be obtained in connection with the consummation of the Merger and the other transactions contemplated by this Agreement in order to obtain all such required Consents or nonactions from such Governmental Entities and eliminate each and every other impediment that may be asserted by such Governmental Entities, in each case with respect to the Merger, so as to enable the Closing to occur as soon as reasonably possible. To the extent necessary in order to accomplish the foregoing and subject to the limitations set forth in Section 6.03(e), Pine and Cedar shall use their respective reasonable best efforts to jointly negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of, or prohibition or limitation on the ownership or operation by Pine, Cedar or any of their respective Subsidiaries of any portion of the business, properties or assets of Pine, Cedar or any of their respective Subsidiaries; provided, however, that neither Cedar nor Pine shall be required pursuant to this Section 6.03(c) to commit to or effect any action that is not conditioned upon the consummation of the Merger. If the actions taken by Cedar and Pine pursuant to the immediately preceding sentence do not result in the conditions set forth in Section 7.01(d), (e) and (f) being satisfied, then each of Cedar and Pine shall jointly (to the extent practicable) use their reasonable best efforts to initiate and/or participate in any proceedings, whether judicial or administrative, in order to (i) oppose or defend against any action by any Governmental Entity to prevent or enjoin the consummation of the Merger or any of the other transactions contemplated by this Agreement, and/or (ii) take such action as necessary to overturn any regulatory action by any Governmental Entity to block consummation of the Merger or any of the other transactions contemplated by this Agreement, including by defending any suit, action or other legal proceeding brought by any Governmental Entity in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any Legal Restraint resulting from any suit, action or other legal proceeding that would cause any condition set forth in Section 7.01(d), (e) or (f) not to be satisfied; provided that Cedar and Pine shall cooperate with one another in connection with, and shall jointly control, all proceedings related to the foregoing.

(d) In connection with and without limiting the generality of the foregoing, each of Cedar and Pine shall:

(i) make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of this Agreement, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger and (B) all other necessary registrations, declarations, notices and filings relating to the Merger with other Governmental Entities under any other antitrust, competition, trade regulation or similar Laws;

(ii) (A) make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of this Agreement, all applications required to be filed with the FCC (the “FCC Applications”) and any State Regulators (the “PSC Applications”) to effect the transfer of control of the Pine Licenses and/or Cedar Licenses, as necessary to consummate and make effective the Merger and the other transactions contemplated by this Agreement, and use its reasonable best efforts to respond as promptly as practicable to any additional requests for information received from the FCC or any State Regulator by any party to an FCC Application or PSC Application and (B) use its reasonable best efforts to cure not later than the Effective Time any violations or defaults under any FCC Rules or rules of any State Regulator, except for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Substantial Detriment;

(iii) use its reasonable best efforts to furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice or filing and in order to achieve the effects set forth in Section 6.03(c);

(iv) give the other reasonable prior notice of any such registration, declaration, notice or filing and, to the extent reasonably practicable, of any communication with any Governmental Entity regarding the Merger (including with respect to any of the actions referred to in Section 6.03(c)), and permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such registration, declaration, notice, filing or communication;

(v) use its reasonable best efforts to respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Governmental Entity or any other authority enforcing applicable antitrust, competition, trade regulation or similar Laws for additional information or documentation in connection with antitrust, competition, trade regulation or similar matters (including a “second request” under the HSR Act), and not extend any waiting period under the HSR Act or enter into any agreement with such Governmental Entities or other authorities not to consummate any of the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; and

(vi) unless prohibited by applicable Law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any substantive conversation with any Governmental Entity in respect of the Merger (including with respect to any of the actions referred to in Section 6.03(c)) without the other, (B) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement and the Merger, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Entity and (E) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the Merger, except that any materials concerning valuation of the other party may be redacted or withheld.

(e) Notwithstanding anything else contained herein but subject to the proviso of the second sentence of Section 6.03(c), the provisions of this Section 6.03 shall not be construed to require or permit Pine, Cedar, or their respective Subsidiaries from offering, taking, committing to or accepting any action, restrictions or limitations (“Actions”) of or on Pine, Cedar, or their respective Subsidiaries without the prior written consent of the other party if such Actions, individually or in the aggregate, would or would reasonably be expected to result in a Substantial Detriment.

(f) Notwithstanding anything else contained in this Agreement, (i) neither Cedar nor any of its Affiliates or any of their respective Representatives shall cooperate with any other party in seeking regulatory clearance of any Cedar Takeover Proposal and

(ii) neither Pine nor any of its Affiliates or any of their respective Representatives shall cooperate with any other party in seeking regulatory clearance of any Pine Takeover Proposal.

(g) Cedar shall give prompt notice to Pine, and Pine shall give prompt notice to Cedar, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

SECTION 6.04. Stock Plans; Benefit Plans. (a) Prior to the Effective Time, the Pine Board (or, if appropriate, any committee thereof) shall adopt such resolutions as are necessary to effect the following:

(i) unless otherwise specifically agreed with any particular holder of a Pine Stock Option, adjust the terms of all outstanding Pine Stock Options to provide that, at the Effective Time, each Pine Stock Option outstanding immediately prior to the Effective Time shall be converted into an option (a “Converted Cedar Option”) to acquire, on the same terms and conditions as were applicable under such Pine Stock Option immediately prior to the Effective Time, a number of shares of Cedar Common Stock determined by multiplying the number of shares of Pine Common Stock subject to such Pine Stock Option immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole share, at a per share exercise price determined by dividing the per share exercise price of such Pine Stock Option by the Exchange Ratio, rounded up to the nearest whole cent; provided, however, that each Pine Stock Option (x) which is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and (y) shall be adjusted in a manner which complies with Section 409A of the Code;

(ii) unless otherwise specifically agreed with any particular holder of a Pine Restricted Stock Unit, adjust the terms of all outstanding Pine Restricted Stock Units to provide that, at the Effective Time, each award of Pine Restricted Stock Units outstanding immediately prior to the Effective Time shall represent, immediately after the Effective Time, the right to receive, on the same terms and conditions (other than the terms and conditions relating to the achievement of performance goals) as were applicable under such Pine Restricted Stock Unit immediately prior to the

Effective Time, a number of shares of Cedar Common Stock, rounded up to the nearest whole share, equal to the product of (1) the applicable Performance Adjusted RSU Amount (as defined below), multiplied by (2) the Exchange Ratio; provided that, notwithstanding the foregoing, to the extent that acceleration of vesting of a Pine Restricted Stock Unit as of the Effective Time causes such Pine Restricted Stock Unit to be settled for shares of Pine Common Stock at the Effective Time, such shares of Pine Common Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 2.10(c); and

(iii) with respect to the Pine ESPP, (A) each purchase right under the Pine ESPP outstanding on the day immediately prior to the Effective Time shall be automatically suspended and any contributions made for the then-current Offering (as defined in the Pine ESPP) will be returned to Pine ESPP participants, and (B) the Pine ESPP shall terminate, effective immediately as of the Effective Time.

(b) For purposes of this Section 6.04, the term “Performance Adjusted RSU Amount” shall mean, with respect to any award of Pine Restricted Stock Units outstanding immediately prior to the Effective Time, a number of shares of Pine Common Stock equal to the sum of (i) the product of (A) the total number of shares of Pine Common Stock that would be delivered to the holder of such award based on the actual achievement of the performance goals applicable to such award (if any) during the portion of the applicable performance period ending on the Business Day prior to the Effective Time, as reasonably determined by the Pine Board (or a committee thereof), and assuming the satisfaction of all other conditions to such delivery, multiplied by (B) a fraction, the numerator of which is the number of days in the performance period applicable to such award that elapsed between the first day of the performance period applicable to such award and the Closing Date and the denominator of which is the total number of days in such performance period (the “Pro Ration Fraction”), and rounded up to the nearest four decimal places, and (ii) the product of (A) the target number of shares of Pine Common Stock subject to such award (assuming the satisfaction of all conditions to such delivery, including target-level achievement of the performance goals applicable to such award) multiplied by (B) a fraction equal to one minus the Pro Ration Fraction, and rounded up to the nearest four decimal places.

(c) At the Effective Time, Cedar shall assume all the obligations of Pine under the Pine Stock Plans, each outstanding Converted Cedar Option and Pine Restricted Stock Unit and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Cedar shall deliver to the holders of Converted Cedar Stock Options and Pine Restricted Stock Units appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Cedar Options and Pine Restricted Stock Units shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger).

(d) Cedar shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Cedar Common Stock for delivery upon exercise or settlement of the Converted Cedar Options and Pine Restricted Stock Units in accordance with this Section 6.04. As soon as reasonably practicable after the Effective Time, Cedar shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Cedar Common Stock subject to Converted Cedar Options and Pine Restricted Stock Units and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Converted Cedar Options and Pine Restricted Stock Units remain outstanding.

(e) Notwithstanding anything to the contrary herein or in any Pine Benefit Plans, but subject to Section 6.04(e) of the Pine Disclosure Letter, for purposes of the Pine Benefit Plans (including the Pine Stock Plans), Pine may, but shall not be obligated to, deem the consummation of the Merger to constitute a “change in control” or “change of control”, as applicable.

(f) Cedar shall, as soon as practicable following the date of this Agreement and prior to the Effective Time, use its reasonable commercial efforts to cause the agreements described in Section 3.10(i)(C), (D), and (E) of the Cedar Disclosure Letter to be duly executed and delivered by each party thereto, and to be in full force and effect as of the Effective Time.

SECTION 6.05. Indemnification, Exculpation and Insurance. (a) Cedar agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Pine and the Pine Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of Pine or any of the Pine Subsidiaries, in each case as in effect on the date of this Agreement, shall be assumed by Cedar in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) In the event that Cedar or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Cedar shall cause proper provision to be made so that the successors and assigns of Cedar assume the obligations set forth in this Section 6.05.

(c) At or prior to the Effective Time, Cedar shall purchase a “tail” directors’ and officers’ liability insurance policy for Pine and its current and former directors and officers who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by Pine in a form reasonably acceptable to Pine that shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage and have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by Pine. Cedar shall maintain such policy in full force and effect, and continue to honor the obligations thereunder.

(d) The provisions of this Section 6.05 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

SECTION 6.06. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(b) Cedar shall pay to Pine a fee of $140,000,000 (the “Cedar Termination Fee”) if:

(i) Pine terminates this Agreement pursuant to Section 8.01(e); provided that if either Pine or Cedar terminates this Agreement pursuant to Section 8.01(b)(iii) and circumstances would have permitted Pine to terminate this agreement pursuant to Section 8.01(e), this Agreement shall be deemed terminated pursuant to Section 8.01(e) for purposes of this Section 6.06(b)(i);

(ii) Pine terminates this Agreement pursuant to Section 8.01(c) as a result of a breach by Cedar of, or failure by Cedar to perform, Cedar’s obligations under Section 6.01(d), and such breach shall have occurred or continued after a Cedar Takeover Proposal shall have been made to Cedar or shall have been made directly to the shareholders of Cedar generally or shall otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Cedar Takeover Proposal; or

(iii) (A) prior to the Cedar Shareholders Meeting, a Cedar Takeover Proposal shall have been made to Cedar or shall have been made directly to the shareholders of Cedar generally or shall otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Cedar Takeover Proposal, (B) this

Agreement is terminated pursuant to Section 8.01(b)(i) (only to the extent that the Cedar Shareholders Meeting has not been held) or Section 8.01(b)(iii) and (C) within 12 months of such termination Cedar enters into a definitive Contract to consummate a Cedar Takeover Proposal or any Cedar Takeover Proposal is consummated.

Any Cedar Termination Fee due under this Section 6.06(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) or (ii) above, on the Business Day immediately following the date of termination of this Agreement and (y) in the case of clause (iii) above, on the date of the first to occur of the events referred to in clause (iii)(C) above.

(c) Pine shall pay to Cedar a fee of $200,000,000 (the “Pine Termination Fee”) if:

(i) Cedar terminates this Agreement pursuant to Section 8.01(f); provided that if either Pine or Cedar terminates this Agreement pursuant to Section 8.01(b)(iv) and circumstances would have permitted Cedar to terminate this agreement pursuant to Section 8.01(f), this Agreement shall be deemed terminated pursuant to Section 8.01(f) for purposes of this Section 6.06(c)(i);

(ii) Cedar terminates this Agreement pursuant to Section 8.01(d) as a result of a breach by Pine of, or failure by Pine to perform, Pine’s obligations under Section 6.01(d), and such breach shall have occurred or continued after a Pine Takeover Proposal shall have been made to Pine or shall have been made directly to the shareholders of Pine generally or shall otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Pine Takeover Proposal; or

(iii) (A) prior to the Pine Stockholders Meeting, a Pine Takeover Proposal shall have been made to Pine or shall have been made directly to the stockholders of Pine generally or shall otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Pine Takeover Proposal, (B) this Agreement is terminated pursuant to Section 8.01(b)(i) (only to the extent that the Pine Stockholders Meeting has not been held) or Section 8.01(b)(iv) and (C) within 12 months of such termination, Pine enters into a definitive Contract to consummate a Pine Takeover Proposal or a Pine Takeover Proposal is consummated.

Any Pine Termination Fee due under this Section 6.06(c) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) or (ii) above, on the Business Day immediately following the date of termination of this Agreement and (y) in the case of clause (iii) above, on the date of the first to occur of the events referred to in clause (iii)(C) above.

(d) Cedar and Pine acknowledge and agree that the agreements contained in Sections 6.06(b) and 6.06(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Pine nor Cedar would enter into this Agreement. Accordingly, if Cedar fails promptly to pay the amount due pursuant to Section 6.06(b) or Pine fails promptly to pay the amount due pursuant to Section 6.06(c), and, in order to obtain such payment, the Person owed such payment commences a suit, action or other proceeding that results in a Judgment in its favor for such payment, the Person owing such payment shall pay to the Person owed such payment its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made.

SECTION 6.07. Certain Tax Matters. (a) Pine, Cedar and Pine Merger Sub shall each use its reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment, including by (i) not taking any action that such party knows is reasonably likely to prevent such qualification and (ii) executing such amendments to this Agreement as may be reasonably required in order to obtain such qualification (it being understood that no party will be required to agree to any such amendment). Each of Pine and Cedar will report the Merger and the other transactions contemplated by this Agreement in a manner consistent with such qualification.

(b) Pine, Cedar and Pine Merger Sub shall each use its reasonable best efforts to obtain the Tax opinions described in Sections 7.02(c) and 7.03(c), including by causing its officers to execute and deliver to the law firms delivering such Tax opinions certificates substantially in the form attached hereto as Exhibit B at such time or times as may reasonably be requested by such law firms, including at the time the Form S-4 is declared effective by the SEC and at the Effective Time. Each of Pine, Cedar and Pine Merger Sub shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations included in the certificates described in this Section 6.07.

SECTION 6.08. Transaction Litigation. Cedar shall give Pine the opportunity to participate in the defense or settlement of any shareholder litigation against Cedar and/or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Pine, which consent shall not be unreasonably withheld, conditioned or delayed. Pine shall give Cedar the opportunity to participate in the defense or settlement of any stockholder litigation against Pine and/or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Cedar, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 6.03, each of Cedar and Pine shall cooperate, shall cause the Cedar Subsidiaries and Pine Subsidiaries, as applicable, to cooperate, and shall use its reasonable best efforts to cause its directors, officers, employees, agents, legal counsel, financial advisors, independent auditors, and other advisors and representatives to cooperate in the defense against such litigation.

SECTION 6.09. Section 16 Matters. Prior to the Effective Time, Pine, Cedar and Pine Merger Sub each shall take all such steps as may be required to cause (a) any dispositions of Pine Common Stock (including derivative securities with respect to Pine Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Pine immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Cedar Common Stock (including derivative securities with respect to Cedar Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Cedar to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.10. Governance Matters. Pine and Cedar shall cause the matters set forth on Exhibit A to occur.

SECTION 6.11. Financing. (a) Cedar shall use, and shall cause the Cedar Subsidiaries to use, their respective reasonable best efforts to arrange the Financing on the terms and conditions described in the Commitment Letter (provided that Cedar may amend the Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities or otherwise replace or amend the Commitment Letter so long as such action would not reasonably be expected to delay or prevent the Closing or add conditions or otherwise materially restrict the availability of the Financing). In the event that Cedar becomes aware that any portion of the Financing is unavailable in the manner or from the sources contemplated in the Commitment Letter, Cedar use its reasonable best efforts to obtain alternative financing for such portion from alternative sources. Cedar shall not agree to nor permit any amendment, modification or waiver (other than a waiver of a condition to the Financing) of the Commitment Letter, any other agreement, arrangement or understanding relating to the Financing or the definitive agreements relating to the Financing that is adverse to Cedar or Pine without Pine’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) Pine shall provide, shall cause the Pine Subsidiaries to provide, and shall use its reasonable best efforts to cause its and their Representatives to provide, such reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Cedar, including participating in meetings and presentations, providing information, documents, opinions and certificates, entering into agreements, and other actions that are or may be customary in connection with the Financing or necessary to permit Cedar to fulfill conditions or obligations under the Commitment Letter and related fee letters; provided that none of Pine or any of the Pine Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability in connection with the Financing.

(c) All non-public or otherwise confidential information regarding either party obtained by the other party pursuant to paragraphs (a) or (b) shall be kept confidential in accordance with the Confidentiality Agreement; provided, however, that Cedar and its Representatives shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Financing subject to customary confidentiality arrangements. Cedar shall indemnify and hold harmless Pine, the Pine Subsidiaries and their respective Representatives from and against any and all losses or damages suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith.

SECTION 6.12. Public Announcements. Except with respect to any Pine Adverse Recommendation Change or Cedar Adverse Recommendation Change made in accordance with the terms of this Agreement, Cedar and Pine shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Pine and Cedar agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

SECTION 6.13. Stock Exchange Listing. Cedar shall use its reasonable best efforts to cause the shares of Cedar Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

SECTION 6.14. Employee Matters. (a) For a period of not less than 12 months following the Effective Time, the employees of Pine and the Pine Subsidiaries who remain in the employment of Cedar and the Cedar Subsidiaries (the “Continuing Employees”) shall receive compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits provided to such employees of Pine and the Pine Subsidiaries immediately prior to the Effective Time.

(b) With respect to any employee benefit plan maintained by Cedar or any of the Cedar Subsidiaries in which Continuing Employees and their eligible dependents will be eligible to participate from and after the Effective Time, for purposes of determining eligibility to participate (but not for purpose of early retirement programs), level of benefits including benefit accruals (other than benefit accruals and early retirement subsidies under any defined benefit pension plan) and vesting, service recognized by Pine and any Pine Subsidiary immediately prior to the Effective Time shall be treated as service with Cedar or the Cedar Subsidiaries; provided, however, that, notwithstanding that Pine service shall be recognized by Cedar benefit plans in accordance with the forgoing, the date of initial participation of each Continuing Employee in any Cedar benefit plan shall be no earlier than the Effective Time; further provided, however, that such service need not be recognized to the extent that (i) such Cedar employee benefit plan does not recognize service of similarly situated employees of Cedar or (ii) such recognition would result in any duplication of benefits.

(c) Nothing contained herein shall be construed as requiring, and Pine shall take no action that would have the effect of requiring, Cedar to continue any specific plans or to continue the employment, or any changes to the terms and conditions of the employment, of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Cedar to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Cedar or Pine. Without limiting the scope of Section 9.07, nothing in this Section 6.14 shall confer any rights or remedies of any kind or description upon any Continuing Employee or any other person other than the parties hereto and their respective successors and assigns.

(d) With respect to any welfare plan maintained by Cedar or any Cedar Subsidiary in which Continuing Employees are eligible to participate after the Effective Time, Cedar or such Cedar Subsidiary shall (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the analogous welfare plans of Pine and the Pine Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid and for out-of-pocket maximums incurred prior to the Effective Time and during the portion of the plan year of the applicable Pine welfare plan ending at the Effective Time, in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(e) Each of Cedar and Pine agrees that, between the date of this Agreement and the Effective Time, without the prior written consent of the other party, it will not and will cause its Subsidiaries not to, directly or indirectly, solicit for hire or hire any director-level or more senior employee of the other party or its Subsidiaries; provided, however, that the foregoing provision will not prohibit such party from (i) hiring any such person who has not been employed by the other party during the preceding six months or (ii) making any general public solicitation not designed to circumvent these provisions.

(f) Nothing herein, expressed or implied, is intended or shall be construed to constitute an amendment to any Cedar Benefit Plan or Pine Benefit Plan or any other compensation or benefits plan maintained for or provided to employees, directors or consultants of Cedar or Pine prior to or following the Effective Time.

SECTION 6.15. Amendment to Cedar Articles. If the Cedar High Vote Shareholder Approval is obtained at the Cedar Shareholders Meeting, Cedar shall immediately prior to Closing take all actions necessary to amend the Cedar Articles to eliminate the effect of Article III.C therein on any shares of Cedar Common Stock.

SECTION 6.16. Control of Operations. Nothing contained in this Agreement shall give Cedar or Pine, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time.

ARTICLE VII

Conditions Precedent

SECTION 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder and Stockholder Approvals. The Cedar Shareholder Approval and the Pine Stockholder Approval shall have been obtained.

(b) Listing. The shares of Cedar Common Stock issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(c) HSR Act. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(d) FCC and State Regulator Approvals. The authorization required to be obtained from the FCC and the Consents required to be obtained from the State Regulators in connection with the consummation of the Merger shall have been obtained.

(e) Other Approvals. Other than the authorizations, filings and Consents provided for by Sections 1.03, 7.01(c) and 7.01(d), all Consents, if any, required to be obtained (i) under any foreign antitrust, competition or similar Laws or (ii) from or of any Governmental Entity, in each case in connection with the consummation of the Merger and the transactions contemplated by this Agreement, shall have been obtained, except for those, the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to (x) have a Substantial Detriment or (y) provide a reasonable basis to conclude that Pine, Cedar or Pine Merger Sub or any of their Affiliates or any of their respective officers or directors, as applicable, would be subject to the risk of criminal liability.

(f) No Legal Restraints. No applicable Law and no Judgment, preliminary, temporary or permanent, or other legal restraint or prohibition (collectively, the “Legal Restraints”) shall be in effect, and no suit, action or other proceeding shall have been instituted by any Governmental Entity and remain pending which would reasonably be expected to result in a Legal Restraint, in each case, that prevents, makes illegal, or prohibits the consummation of the Merger or that would reasonably be expected to result, directly or indirectly, in (i) any prohibition or limitation on the ownership or operation by Pine, Cedar or any of their respective Subsidiaries of any portion of the business, properties or assets of Pine, Cedar or any of their respective Subsidiaries, (ii) Pine, Cedar or any of their respective Subsidiaries being compelled to dispose of or hold separate any portion of the business, properties or assets of Pine, Cedar or any of their respective Subsidiaries, in each case as a result of the Merger, (iii) any prohibition or limitation on the ability of Cedar to acquire or hold, or exercise full right of ownership of, any shares of the capital stock of the Pine Subsidiaries, including the right to vote, or (iv) prohibition or limitation on Cedar effectively controlling the business or operations of Pine and the Pine Subsidiaries, which, in the case of each of clauses (i)-(iv), would reasonably be expected to have a Substantial Detriment.

(g) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Cedar shall have received all state securities or “blue sky” authorizations necessary for the issuance of the Merger Consideration.

SECTION 7.02. Conditions to Obligations of Pine. The obligations of Pine to consummate the Pine Merger are further subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Cedar and Pine Merger Sub contained in this Agreement (except for the representations and warranties contained in Sections 3.01, 3.03, and 3.20) shall be true and correct (without giving effect to any limitation as to “materiality” or “Cedar Material Adverse Effect” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Cedar Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Cedar Material Adverse Effect (it being agreed that with respect to any representation or warranty with respect to which effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” are not excluded in determining whether a Cedar Material Adverse Effect has occurred or would reasonably be expected to occur, such effects shall similarly not be excluded for purposes of this Section 7.02(a)) and the representations and warranties of Cedar and Pine Merger Sub contained in Sections 3.01, 3.03, and 3.20 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Pine shall have received a certificate signed on behalf of each of Cedar and Pine Merger Sub by an executive officer of each of Cedar and Pine Merger Sub, respectively, to such effect.

(b) Performance of Obligations of Cedar and Pine Merger Sub. Cedar and Pine Merger Sub shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Pine shall have received a certificate signed on behalf of each of Cedar and Pine Merger Sub by an executive officer of each of Cedar and Pine Merger Sub, respectively, to such effect.

(c) Tax Opinion. Pine shall have received the opinion of Cravath, Swaine & Moore LLP, or such other reputable Tax counsel reasonably satisfactory to Pine, as of the date on which the Form S-4 is filed and as of the Closing Date to the effect that the Merger will qualify for the Intended Tax Treatment. In rendering the opinion described in this Section 7.02(c), the Tax counsel rendering such opinion shall have received the certificates and may rely upon the representations referred to in Section 6.07(b).

SECTION 7.03. Conditions to Obligation of Cedar. The obligation of Cedar and Pine Merger Sub to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Pine contained in this Agreement (except for the representations and warranties contained in Sections 4.01, 4.03, and 4.20) shall be true and correct (without giving effect to any limitation as to “materiality” or “Pine Material Adverse Effect” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Pine Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Pine Material Adverse Effect (it being agreed that with respect to any representation or warranty with respect to which effects resulting from or arising in connection with the matters set forth in clause (iv) of the definition of the term “Material Adverse Effect” are not excluded in determining whether a Pine Material Adverse Effect has occurred or would reasonably be expected to occur, such effects shall similarly not be excluded for purposes of this Section 7.03(a)), and the representations and warranties of Pine contained in Sections 4.01, 4.03, and 4.20 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Cedar shall have received a certificate signed on behalf of Pine by an executive officer of Pine to such effect.

(b) Performance of Obligations of Pine. Pine shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Cedar shall have received a certificate signed on behalf of Pine by an executive officer of Pine to such effect.

(c) Tax Opinion. Cedar shall have received the opinion of Weil, Gotshal & Manges LLP, or such other reputable Tax counsel reasonably satisfactory to Cedar, as of the date on which the Form S-4 is filed and as of the Closing Date to the effect that the Merger will qualify for the Intended Tax Treatment. In rendering the opinion described in this Section 7.03(c), the Tax counsel rendering such opinion shall have received the certificates and may rely upon the representations referred to in Section 6.07(b).

ARTICLE VIII

Termination, Amendment and Waiver

SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Cedar Shareholder Approval or the Pine Stockholder Approval:

(a) by mutual written consent of Pine and Cedar;

(b) by either Pine or Cedar:

(i) if the Merger is not consummated on or before the End Date. The “End Date” shall mean July 26, 2009; provided that if by the End Date, any of the conditions set forth in Section 7.01(c), (d), (e), or (f) shall not have been satisfied but the condition set forth in Section 7.01(a) shall have been satisfied, the End Date may be extended by either Cedar or Pine, in its discretion, by 3 months from its scheduled expiry (in which case any references to the End Date herein shall mean the End Date as extended); provided, however, that the right to extend or terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party if such failure of the Merger to occur on or before the End Date is the result of a breach of this Agreement by such party (including, in the case of Cedar, Pine Merger Sub) or the failure of any representation or warranty of such party (including, in the case of Cedar, Pine Merger Sub) contained in this Agreement to be true and correct;

(ii) if the condition set forth in Section 7.01(f) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided that the terminating party shall have complied with its obligations pursuant to Section 6.03;

(iii) if the Cedar Shareholder Approval is not obtained at the Cedar Shareholders Meeting duly convened (unless such Cedar Shareholders Meeting has been adjourned, in which case at the final adjournment thereof); or

(iv) if the Pine Stockholder Approval is not obtained at the Pine Stockholders Meeting duly convened (unless such Pine Stockholders Meeting has been adjourned, in which case at the final adjournment thereof);

(c) by Pine, if Cedar or Pine Merger Sub breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Cedar or Pine Merger Sub contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) is not reasonably capable of being cured by the End Date or, if reasonably capable of being cured, Cedar or Pine Merger Sub, as the case may be, is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after receiving written notice from Pine (provided that Pine is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Pine contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) or 7.03(b) could not then be satisfied);

(d) by Cedar, if Pine breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Pine contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) is not reasonably capable of being cured by the End Date or, if reasonably capable of being cured, Pine is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after receiving written notice from Cedar (provided that Cedar is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Cedar contained herein then fails to be true and correct such that the conditions set forth in Section 7.02(a) or 7.02(b) could not then be satisfied);

(e) by Pine, in the event that a Cedar Adverse Recommendation Change shall have occurred; provided that Pine shall no longer be entitled to terminate this Agreement pursuant to this Section 8.01(e) if the Cedar Shareholder Approval has been obtained at the Cedar Shareholders Meeting; or

(f) by Cedar, in the event that a Pine Adverse Recommendation Change shall have occurred; provided that Cedar shall no longer be entitled to terminate this Agreement pursuant to this Section 8.01(f) if the Pine Stockholder Approval has been obtained at the Pine Stockholders Meeting.

SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Cedar or Pine as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pine, Cedar or Pine Merger Sub, other than the last sentence of Section 6.02, Section 6.06, this Section 8.02 and Article IX, which provisions shall survive such termination, and except in the case of any statement, act, or failure to act by a party that is intended to be a misrepresentation or breach by such party of any covenant or agreement set forth in this Agreement.

SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Cedar Shareholder Approval or the Pine Stockholder Approval; provided, however, that (i) after receipt of the Cedar Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of Cedar without the further approval of such shareholders, (ii) after receipt of the Pine Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of Pine without the further approval of such stockholders, (iii) no amendment shall be made to this Agreement after the Effective Time and (iv) except as provided above, no amendment of this Agreement shall be submitted to be approved by the shareholders of Cedar or the stockholders of Pine unless required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Cedar shall require the approval of the shareholders of Cedar unless such approval is required by Law and no extension or waiver by Pine shall require the approval of the stockholders of Pine unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of Pine, Cedar or Pine Merger Sub, action by its Board of Directors or the duly authorized designee thereof. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of Cedar or the stockholders of Pine.

ARTICLE IX

General Provisions

SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Pine, to:

Embarq Corporation

5454 West 110th Street

Overland Park, KS 66211

Phone: (913) 323-4637

Facsimile: (913) 323-4453

Attention: Claudia Toussaint

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Phone: (212) 474-1000

Facsimile: (212) 474-3700

Attention: Robert I. Townsend, III, Esq.

George F. Schoen, Esq.

(b) if to Cedar or Pine Merger Sub, to:

CenturyTel, Inc.

100 CenturyTel Drive

Monroe, Louisiana 71203

Phone: (318) 388-9000

Facsimile: (318) 388-9488

Attention: Stacey W. Goff

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Phone: (212) 403-1000

Facsimile: (212) 403-2000

Attention: Eric S. Robinson

David E. Shapiro

SECTION 9.03. Definitions. For purposes of this Agreement:

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City or the State of Louisiana.

“Cedar Material Adverse Effect” means a Material Adverse Effect with respect to Cedar.

“Cedar Restricted Share” means any award of Cedar Common Stock that is subject to restrictions based on performance or continuing service and granted under any Cedar Stock Plan.

“Cedar Stock Option” means any option to purchase Cedar Common Stock granted under any Cedar Stock Plan.

“Cedar Stock Plan” means the 2005 Management Incentive Compensation Plan, the 2005 Director Stock Option Plan, the Amended and Restated 2002 Management Incentive Compensation Plan, the Amended and Restated 2002 Directors Stock Option Plan, the Amended and Restated 2000 Incentive Compensation Plan, the 1995 Incentive Compensation Plan and the Amended and Restated 1983 Restricted Stock Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Company” means Pine, the Pine Subsidiaries, Cedar and the Cedar Subsidiaries, taken as a whole, combined in the manner currently intended by the parties.

“Communications Act” means the Communications Act of 1934, as amended.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others, (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), or (vii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

The “Knowledge” of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of such Person’s executive officers after making due inquiry.

“Material Adverse Effect” with respect to any Person means any fact, circumstance, effect, change, event or development that materially adversely affects the business, properties, financial condition or results of operations of such Person and its

Subsidiaries, taken as a whole, excluding any effect to the extent that it results from or arises out of (i) changes or conditions generally affecting the industries in which such Person and any of its Subsidiaries operate, except to the extent such effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in such industries, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except to the extent such effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate, (iii) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (iv) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of such Person or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, (v) any change, in and of itself, in the market price or trading volume of such Person’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (vi) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof), except to the extent such effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate, (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent such effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate or (viii) any hurricane, tornado, flood, earthquake or other natural disaster, except to the extent such effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Pine Material Adverse Effect” means a Material Adverse Effect with respect to Pine.

“Pine Restricted Stock Unit” means any restricted stock unit payable in shares of Pine Common Stock or whose value is determined with reference to the value of shares of Pine Common Stock and granted under any Pine Stock Plan.

“Pine Stock Option” means any option to purchase Pine Common Stock granted under any Pine Stock Plan.

“Pine Stock Plans” means the Pine 2008 Equity Incentive Plan, the Pine 2006 Equity Incentive Plan and any other Pine Benefit Plan which provides for the award of rights of any kind, contingent or accrued, to receive shares of Pine Common Stock or benefits measured in whole or in part by the value of a number of shares of Pine Common Stock.

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Substantial Detriment” means an effect on any division, Subsidiary, interest, business, product line, asset, property or results of operations of Cedar, Pine and/or the Combined Company if such effect (after giving effect to the loss of any reasonably expected synergies or other benefits of the Merger and other transactions contemplated hereby and to the receipt of any reasonably expected proceeds of any divestiture or sale of assets) on Pine and the Pine Subsidiaries, taken as a whole (including, for purposes of this determination, any effect on any division, Subsidiaries, interest, business, product line, asset, property or results of operations of Cedar and/or the Combined Company as if it were applied to a comparable amount of interest, business, product line, asset, property or results of operations of Pine) would or would reasonably be expected to result in a material adverse effect on the business, properties, financial condition or results of operations of Pine and the Pine Subsidiaries, taken as a whole.

“Taxes” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 9.04. Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.05 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Cedar Disclosure Letter and the Pine Disclosure Letter and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement and (b) except for Section 6.05, is not intended to confer upon any Person other than the parties any rights or remedies.

SECTION 9.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that the rights, interests and obligations of Pine Merger Sub may be assigned to another wholly owned subsidiary of Cedar. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 9.10. Specific Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (a) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.11.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Pine, Cedar and Pine Merger Sub have duly executed this Agreement, all as of the date first written above.

EMBARQ CORPORATION,

by	/s/ Thomas A. Gerke
Name:	Tom Gerke
Title:	Chief Executive Officer

CENTURYTEL, INC.,

by	/s/ Glen F. Post, III
Name:	Glen F. Post, III
Title:	Chairman of the Board and Chief Executive Officer

CAJUN ACQUISITION COMPANY,

by	/s/ Glen F. Post, III
Name:	Glen F. Post, III
Title:	President and Chief Executive Officer

Index of Defined Terms

Term	Section
Acquisition Agreement	5.02(b)
Affiliate	9.03
Agreement	Preamble
Business Day	9.03
Cedar	Preamble
Cedar Adverse Recommendation Change	5.02(b)
Cedar Benefit Plans	3.10(a)
Cedar Board	3.04(a)
Cedar By-laws	3.01
Cedar Capital Stock	3.03(a)
Cedar CBAs	3.19
Cedar Credit Facility	3.02(c)
Cedar DRIP	3.03(b)
Cedar Articles	3.01
Cedar Closing Price	2.02(f)
Cedar Common Stock	2.01(c)
Cedar Disclosure Letter	Article III
Cedar ESPP	3.03(a)
Cedar Financial Advisors	3.20
Cedar High Vote Shareholder Approval	3.04(a)
Cedar High Vote Stock	3.03(a)
Cedar Leases	3.15(b)
Cedar Licenses	3.17(a)
Cedar Material Adverse Effect	9.03
Cedar Material Contract	3.14(b)
Cedar Multiemployer Plan	3.10(a)
Cedar Notice of Recommendation Change	5.02(b)
Cedar Pension Plan	3.10(c)
Cedar Permits	3.01
Cedar Preferred Stock	3.03(a)
Cedar Properties	3.15(a)
Cedar Regulatory Agreement	3.18
Cedar Restricted Share	9.03
Cedar SEC Documents	3.06(a)
Cedar Series BB Share	3.03(a)
Cedar Series H Shares	3.03(a)
Cedar Series L Shares	3.03(a)
Cedar Stock Plan	9.03
Cedar Stock Option	9.03
Cedar Shareholder Approval	3.04(a)
Cedar Shareholders Meeting	3.04(a)
Cedar Subsidiaries	3.01
Cedar Takeover Proposal	5.02(e)
Cedar Termination Fee	6.06(b)
Cedar Voting Debt	3.03(b)
Certificate	2.01(c)
Certificate of Merger	1.03
chief executive officer	3.06(d)
chief financial officer	3.06(d)

Closing	1.02
Closing Date	1.02
Code	9.03
Combined Company	9.03
Commitment Letter	3.23
Communications Act	9.03
Confidentiality Agreement	6.02
Consent	3.05(b)
Continuing Employees	6.14
Contract	3.05(a)
Converted Cedar Option	6.04(a)
DGCL	1.01
Effective Time	1.03
End Date	8.01(b)
Environmental Claim	3.13(b)
Environmental Laws	3.13(b)
ERISA	3.10(a)
Exchange Act	3.05(b)
Exchange Agent	2.02(a)
Exchange Fund	2.02(a)
Exchange Ratio	2.01(c)
FCC	3.05(b)
FCC Applications	6.03(d)
FCC Rules	3.17(c)
Filed Cedar Contract	3.14(a)
Filed Cedar SEC Documents	Article III
Filed Pine Contract	4.14(a)
Filed Pine SEC Documents	Article IV
Financing	3.23
Form S-4	3.05(b)
GAAP	3.06(b)
Governmental Entity	3.05(b)
Grant Date	3.03(b)
Hazardous Materials	3.13(b)
HSR Act	3.05(b)
Indebtedness	9.03
Intellectual Property Rights	3.16
Intended Tax Treatment	Recitals
IRS	3.10(a)
Joint Proxy Statement	6.01(a)
Judgment	3.05(a)
Knowledge	9.03
Law	3.05(a)
LBCL	3.03(b)
Legal Restraints	7.01(f)
Letter of Transmittal	2.02(b)
Liens	3.02(a)
Material Adverse Effect	9.03
material weakness	3.06(h)
Merger	1.01
Merger Consideration	2.01(c)
NYSE	2.02(f)
Performance Adjusted RSU Amount	6.04(b)

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Performance Period	6.04(a)
Permits	3.01
Person	9.03
Pine	Preamble
Pine Adverse Recommendation Change	5.03(b)
Pine Benefit Plans	4.10(a)
Pine Board	4.04(a)
Pine By-laws	4.01
Pine Capital Stock	4.03(a)
Pine CBAs	4.19
Pine Charter	4.01
Pine Common Stock	2.01(b)
Pine Credit Facility	4.02(c)
Pine Disclosure Letter	Article IV
Pine ESPP	4.03(a)
Pine Financial Advisor	4.20
Pine Leases	4.15(b)
Pine Licenses	4.17(a)
Pine Material Adverse Effect	9.03
Pine Material Contract	4.14(b)
Pine Merger Sub	Preamble
Pine Merger Sub Common Stock	2.01(a)
Pine Multiemployer Plan	4.10(a)
Pine Notice of Recommendation Change	5.03(b)
Pine Pension Plan	4.10(c)
Pine Permits	4.01
Pine Preferred Stock	4.03(a)
Pine Properties	4.15(a)
Pine Regulatory Agreement	4.18
Pine Restricted Stock Unit	9.03
Pine SEC Documents	4.06(a)
Pine Stockholder Approval	4.04(a)
Pine Stockholders Meeting	4.04(a)
Pine Stock Option	9.03
Pine Stock Plans	9.03
Pine Subsidiaries	4.01
Pine Takeover Proposal	5.03(e)
Pine Termination Fee	6.06(c)
Pine Voting Debt	4.03(b)
Pro Ration Fraction	6.04(b)
PSC Applications	6.03(d)
Release	3.13(b)
Representatives	5.02(a)
SEC	3.05(b)
Securities Act	3.05(b)
Share Issuance	3.04(a)
significant deficiency	3.06(h)
SOX	3.06(b)
State Regulators	3.17(a)
Subsidiary	9.03
Substantial Detriment	9.03
Superior Pine Proposal	5.03(e)
Superior Cedar Proposal	5.02(e)

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Surviving Company	1.01
Taxes	9.03
Tax Return	9.03

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EXHIBIT A

Governance Matters

(a) Cedar shall use its reasonable best efforts, subject to the limitations set forth in this Agreement, to ensure that Glen F. Post, III remains the Chief Executive Officer of Cedar at the Effective Time. If Mr. Post is not, or is reasonably expected not to be, the Chief Executive Officer of Cedar immediately prior to the Effective Time, then Cedar shall consult with Pine and take Pine’s views into consideration in good faith with respect to the selection of a replacement to be elected Chief Executive Officer of Cedar at the Effective Time.

(b) Cedar shall take all necessary action to cause, effective at the Effective Time, the persons determined by Cedar’s Chief Executive Officer in consultation with Pine’s Chief Executive Officer to be elected as the executive officers of Cedar.

(c) Cedar shall take all necessary action to cause, effective at the Effective Time, the Cedar Board to be comprised of 8 directors selected by Cedar and 7 directors selected by Pine.

(d) Cedar shall take all necessary action to cause, effective as of the Effective Time, William A. Owens to be elected as Chairman and designated as lead outside director. The Cedar By-laws will provide that for a period of one year after the Effective Time, if such person ceases to be Chairman or lead outside director, as applicable, such person’s replacement shall be chosen by the Cedar Board from among the Pine-selected directors.

(e) Cedar shall take all necessary action to cause, effective as of the Effective Time, Thomas A.Gerke to be elected as a Vice-Chairman. Harvey P. Perry shall continue to serve as a Vice Chairman following the Effective Time

(f) Cedar shall take all necessary action to elect, effective as of the Effective Time, a director selected by Pine as chairperson of one of the following committees: the audit committee or the compensation committee (as selected by Pine prior to the Closing in consultation with Cedar). As of the Effective Time, each committee shall be comprised of a majority of Cedar-selected directors with a number of Pine-selected directors equal to one less than the number of Cedar-selected directors.

(g) As of the Effective Time, Cedar’s headquarters will remain in Monroe, Louisiana, and following the Effective Time, Cedar intends to retain an operational center in Overland Park, Kansas. Cedar shall determine, in consultation with Pine, whether it is in the best interests of its shareholders to change its corporate name and/or branding strategy based on objective considerations.

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EXHIBIT B

Form of Cedar Representation Letter

[            ] 2008

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Pine/Cedar Merger

Ladies and Gentlemen:

The undersigned, an officer of Cedar, a Louisiana corporation (“Cedar”), has been asked to make certain representations in connection with the opinions to be delivered pursuant to Sections 7.02(c) and 7.03(c) of the Agreement and Plan of Merger dated as of [            ], 2008 (the “Merger Agreement”), among Pine, a Delaware corporation (“Pine”), Cedar, and Pine Merger Sub, a Delaware corporation and wholly owned subsidiary of Cedar (“Merger Sub”), and in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 (the “Registration Statement”), each as amended or supplemented through the date hereof. Pursuant to the Merger Agreement, Merger Sub shall be merged with and into Pine (the “Merger”), with Pine being the Surviving Corporation.

Capitalized terms used but not defined herein have the meaning given to such terms in the Merger Agreement. All Section references are to the Internal Revenue Code of 1986, as amended, unless otherwise noted.

The undersigned, after due inquiry and investigation, hereby represents on behalf of Cedar as follows:

1. The facts relating to the Merger as described in the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement are, insofar as those facts pertain to Cedar and its subsidiaries, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement (without waiver or modification of any provisions thereof) and the descriptions contained in the Registration Statement. Other than those described or referenced in the Merger Agreement and the Registration Statement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Cedar, its affiliates or shareholders, on the one hand, and (b) any of Pine, its affiliates or shareholders on the other hand, concerning the Merger or otherwise.

2. In the Merger, all shares of Pine stock will be exchanged solely for Cedar Common Stock (except for, possibly, cash in lieu of fractional shares). For purposes of this representation, shares of Pine stock redeemed or exchanged for cash or other property provided, directly or indirectly, by Cedar (including cash paid to dissenting shareholders) will be treated as outstanding Pine stock at the Effective Time and as acquired by Cedar.

3. Cedar Common Stock entitles the holder to vote for the election and the removal of the board of directors of Cedar.

4. The fair market value of Cedar stock (plus cash in lieu of fractional shares) received by each Pine shareholder will be approximately equal to the fair market value of Pine stock surrendered in the exchange, as determined by arm’s-length negotiations between the respective managements of Cedar and Pine.

5. Cash payments to be made to Pine shareholders in lieu of fractional shares of Cedar stock that would otherwise be issued to such holders in the Merger will be made solely for the purpose of saving Cedar the expense and inconvenience of issuing and transferring fractional shares of Cedar stock and will not represent separately bargained for consideration. To the knowledge of Cedar, the total cash consideration that will be paid in the Merger to holders of Pine common stock in lieu of fractional shares of Cedar stock will not exceed one percent of the total consideration that will be issued in the Merger to Pine shareholders.

6. Cedar does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Cedar stock (other than dividends made in the ordinary course of business).

7. Neither Cedar nor any of its subsidiaries nor, to the knowledge of Cedar, any of its affiliates, has any plan or intention to reacquire or redeem any of its stock issued in the Merger, either directly or indirectly through any transaction, agreement or arrangement with any other person (including by derivative transactions, such as equity swaps, that would have the economic effect of an acquisition), except in connection with (i) any plan or intention to purchase stock on the open market as part of a repurchase program that satisfies the requirements of Revenue Ruling 99-58,1999-2 C.B. 701 (the “Open Market Purchases”) and (ii) an accelerated share repurchase (the “ASR”) whereby a securities brokerage or investment bank that is not related to Cedar under Treasury Regulations Section 1.368-1(e)(4) (the “Broker/Bank”) borrows a specified number of Cedar Common Stock from stock lenders in the market and sells such Cedar Common Stock to Cedar at an agreed price, and the Broker/Bank subsequently purchases an equal number of Cedar Common Stock in the open market, through a broker, at the prevailing market price, and returns them to the stock lenders, provided that (a) the total

2

number of shares of Cedar Common Stock purchased pursuant to the Open Market Purchases and the ASR do not, in the aggregate, exceed the total number of Cedar Common Stock issued and outstanding prior to the Merger, (b) the total number of Cedar Common Stock purchased pursuant to the Open Market Purchases and the ASR do not, in the aggregate, exceed the total number of shares of Cedar Common Stock issued to Pine shareholders in the Merger, (c) neither the Open Market Purchases nor the ASR were negotiated with Pine or the Pine shareholders, (d) the purpose of the Open Market Purchases and the ASR is to ameliorate the dilutive effect of Cedar issuing its shares in the Merger, (e) Cedar and Pine shareholders had no understanding that the Pine shareholders’ ownership of Cedar Common Stock would be transitory, (f) without regard to the ASR and the Open Market Purchases, a market will exist for the newly-issued Cedar Common Stock issued to the Pine shareholders in connection with the Merger, and (g) during the time Cedar undertakes the ASR and the Open Market Purchases, there will be sales of Cedar Common Stock on the open market, which may include sales of Cedar Common Stock by former Pine shareholders. For purposes of this representation, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person’s interest in the partnership.

8. None of the Cedar stock (or cash in lieu of fractional shares) that will be received by any Pine employee or independent contractor who is also a shareholder of Pine in connection with the Merger represents separately bargained-for consideration that is allocable to the performance of any services. The compensation paid to any Pine employee or independent contractor who is also a shareholder of Pine will be for services actually rendered (or to be rendered) and has been or will be determined by bargaining at arm’s-length.

9. Cedar and Merger Sub each will bear its own expenses incurred in connection with or as part of the Merger or related transactions, and Cedar will not bear any expenses of Pine or any of its shareholders. To the extent that any transfer tax or other expense is a joint and several liability of a Pine shareholder and Pine or Cedar, as the case may be, such liability shall be paid by Pine if the Pine shareholder fails to pay the tax or expense, but in no event shall such tax or expense be paid directly or indirectly by Cedar.

10. At all times during Merger Sub’s existence, Cedar has directly owned all of the stock of Merger Sub, and Cedar will continue to own all such stock until the Merger. Merger Sub was formed solely to effectuate the Merger, and (i) has not held and will not hold, at any time prior to the Merger, any assets (other than cash contributed by Cedar upon incorporation) and (ii) has not conducted, and will not conduct at any time prior to the Merger, any business activities or other operations of any kind, other than any activities in connection with the Merger.

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11. In the Merger, Merger Sub will have no liabilities assumed by Pine and will not transfer to Pine any assets subject to liabilities.

12. Neither Cedar nor any of its subsidiaries owns or has owned within the last five years, directly or indirectly, any stock of Pine or any instrument giving the holder the right to acquire any such stock.

13. Cedar will have “control” of the Surviving Corporation immediately after the Merger. For purposes of this representation and representation 14, “control” means ownership of at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of each other class of stock.

14. Cedar has no plan or intention to, following the Merger, (i) cause or allow the Surviving Corporation to issue additional shares of stock that would result in Cedar losing control of the Surviving Corporation or (ii) take any other action (including issuing any rights to acquire stock in the Surviving Corporation) that could result in Cedar losing control of the Surviving Corporation, except for transfers permitted by Section 368(a)(2)(C) or Treasury Regulations Section 1.368-2(k).

15. Cedar has no plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation or other entity, (iii) otherwise dispose of the stock of the Surviving Corporation, or (iv) cause Surviving Corporation to sell or otherwise dispose of any of the assets of the Surviving Corporation acquired in the Merger, except, in each case, for dispositions made in the ordinary course of business or transfers permitted by Section 368(a)(2)(C) or Treasury Regulations Section 1.368-2(k).

16. Following the Merger, Cedar will continue, or cause to be continued, the “historic business” of Pine or use, or cause to be used, a significant portion of Pine’s “historic business assets” in a business either directly or through one or more members of Cedar’s qualified group (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii)) or one or more partnerships in which Cedar and members of its qualified group own an aggregate interest representing a significant interest in such business or have active and substantial management functions as partners in such business (each within the meaning of Treasury Regulations Section 1.368-1(d)(4)(iii)(B)).

17. After the Merger, the Surviving Corporation will hold (i) to the knowledge of Cedar, at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Pine immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For purposes of this representation, the following amounts will be treated as assets of Pine or Merger Sub, as applicable, held immediately

4

prior to the Merger: amounts (i) used (or to be used) by Pine or Merger Sub to pay Merger expenses, (ii) paid (or to be paid) by Pine or Merger Sub to holders of shares of Pine stock in lieu of fractional shares or pursuant to the exercise of dissenters’ rights under applicable laws, (iii) paid (or to be paid) by Pine or Merger Sub to redeem stock, securities, warrants, or options of Pine as part of any overall plan of which the Merger is a part, (iv) used (or to be used) to repay debt, other than any debt that is refinanced in connection with the Merger, and (v) distributed (or to be distributed) by Pine or Merger Sub to the holders of Pine stock (except for regular, normal dividends) as part of any overall plan of which the Merger is a part. Neither Merger Sub nor, to the knowledge of Cedar, Pine has disposed of any assets prior to the Merger which disposition was made in contemplation of, or as part of, the Merger.

18. At the Effective Time, the fair market value of the assets of Cedar will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

19. There is no intercorporate indebtedness existing between Cedar or any of its subsidiaries, on one hand, and Pine or any of its subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount.

20. Neither Cedar nor Merger Sub is under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding.

21. Neither Cedar nor Merger Sub is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

22. To the knowledge of Cedar, the representations made in the representation letter delivered by Pine to Cravath, Swaine & Moore LLP and Weil, Gotshal & Manges LLP and dated the date hereof are true, correct and complete in all material respects.

23. The undersigned is authorized to make all the representations set forth herein on behalf of Cedar, Merger Sub and their management.

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The undersigned acknowledges that (i) your opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications, including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects. The undersigned further represents that, for purposes of rendering your opinions, you may consider each of the representations contained herein to be true, correct and complete without regard to any knowledge qualification.

Very truly yours,

Cedar

By:
Title:

Merger Sub

By:
Title:

6

Form of Pine Representation Letter

[            ] 2008

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Pine/Cedar Merger

Ladies and Gentlemen:

The undersigned, an officer of Pine, a Delaware corporation (“Pine”), has been asked to make certain representations in connection with the opinions to be delivered pursuant to Sections 7.02(c) and 7.03(c) of the Agreement and Plan of Merger dated as of [            ], 2008 (the “Merger Agreement”), among Pine, Cedar, a Louisiana corporation (“Cedar”), and Pine Merger Sub, a Delaware corporation and wholly owned subsidiary of Cedar (“Merger Sub”), and in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 (the “Registration Statement”), each as amended or supplemented through the date hereof. Pursuant to the Merger Agreement, Merger Sub shall be merged with and into Pine (the “Merger”), with Pine being the Surviving Corporation.

Capitalized terms used but not defined herein have the meaning given to such terms in the Merger Agreement. All Section references are to the Internal Revenue Code of 1986, as amended, unless otherwise noted.

The undersigned, after due inquiry and investigation, hereby represents on behalf of Pine as follows:

1. The facts relating to the Merger as described in the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement are, insofar as those facts pertain to Pine and its subsidiaries, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement (without waiver or modification of any provisions thereof) and the descriptions contained in the Registration Statement. Other than those described or referenced in the Merger Agreement and the Registration Statement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Cedar, its affiliates or shareholders, on the one hand, and (b) any of Pine, its affiliates or shareholders on the other hand, concerning the Merger or otherwise.

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2. In the Merger, all shares of Pine stock will be exchanged solely for Cedar voting stock, (except for, possibly, cash in lieu of fractional shares). For purposes of this representation, shares of Pine stock redeemed or exchanged for cash or other property provided, directly or indirectly, by Cedar (including cash paid to dissenting shareholders) will be treated as outstanding Pine stock at the Effective Time and as acquired by Cedar.

3. The fair market value of Cedar stock (plus cash in lieu of fractional shares) received by each Pine shareholder will be approximately equal to the fair market value of Pine stock surrendered in the exchange, as determined by arm’s-length negotiations between the respective managements of Cedar and Pine.

4. Cash payments to be made to Pine shareholders in lieu of fractional shares of Cedar stock that would otherwise be issued to such holders in the Merger will be made solely for the purpose of saving Cedar the expense and inconvenience of issuing and transferring fractional shares of Cedar stock and will not represent separately bargained for consideration. To the knowledge of Pine, the total cash consideration that will be paid in the Merger to holders of Pine stock in lieu of fractional shares of Cedar stock will not exceed one percent of the total consideration that will be issued in the Merger to Pine shareholders.

5. Pine has not made, and does not have any plan or intention to make, any distributions prior to, in contemplation of or otherwise in connection with, the Merger to holders of Pine’s stock (other than dividends made in the ordinary course of business).

6. Neither Pine nor any of its subsidiaries nor, to the knowledge of Pine, any of its affiliates, has, either directly or indirectly through any transaction, agreement or arrangement with any other person (including by derivative transactions, such as equity swaps, that would have the economic effect of an acquisition), redeemed or acquired or has any plan or intention to redeem or acquire any Pine Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part. For purposes of this representation and representation 7, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person’s interest in the partnership.

7. To the knowledge of Pine, there is no plan or intention by the shareholders of Pine to sell or to otherwise transfer ownership to Cedar, or any subsidiary or affiliate of Cedar, of any Cedar stock received in the Merger, either directly or indirectly through any transaction, agreement or arrangement with any other person (including by derivative transactions, such as equity swaps, that would have the economic effect of an acquisition).

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8. None of the compensation received (or to be received) by any employee or independent contractor of Pine who is also a shareholder of Pine represents separate consideration for, or is allocable to, any of their Pine stock. None of the Cedar stock (or cash in lieu of fractional shares) that will be received by any Pine employee or independent contractor who is also a shareholder of Pine in connection with the Merger represents separately bargained-for consideration that is allocable to the performance of any services. The compensation paid to any Pine employee or independent contractor who is also a shareholder of Pine will be for services actually rendered (or to be rendered) and has been or will be determined by bargaining at arm’s-length.

9. Pine has borne its own expenses incurred in connection with or as part of the Merger or related transactions, and will not bear the expenses, if any, of Cedar, Merger Sub or any stockholder. To the extent that any transfer tax or other expense is a joint and several liability of a Pine shareholder and Pine or Cedar, as the case may be, such liability shall be paid by Pine if the Pine shareholder fails to pay the tax or expense, but in no event shall such tax or expense be paid directly or indirectly by Cedar.

10. At the Effective Time, Pine will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Pine that, if exercised or converted, would affect Cedar’s acquisition or retention of “control” of the Surviving Corporation. For this purpose, “control” means ownership of at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of each other class of stock.

11. No assets of Pine have been sold, transferred or otherwise disposed of that would prevent Cedar from satisfying the requirement that it either continue the “historic business” of Pine or use a significant portion of Pine’s “historic business assets” in a business following the Merger (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

12. After the Merger, the Surviving Corporation will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Pine immediately prior to the Merger and (ii) to the knowledge of Pine, at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For purposes of this representation, the following amounts will be treated as assets of Pine or Merger Sub, as applicable, held immediately prior to the Merger: amounts (i) used (or to be used) by Pine or Merger Sub to pay Merger expenses, (ii) paid (or to be paid) by Pine or Merger Sub to holders of shares of Pine stock in lieu of fractional shares or pursuant to the exercise of dissenters’ rights under applicable laws, (iii) paid (or to be paid) by Pine or Merger Sub to redeem stock, securities, warrants, or options of Pine as part of any overall plan of which the Merger is a part, (iv) used (or to be used) to repay debt, other than any debt that is refinanced in connection with the Merger, and (v) distributed (or to be distributed) by Pine or Merger Sub to the holders of Pine stock (except for regular, normal dividends) as part of any

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overall plan of which the Merger is a part. Neither Pine, nor to the knowledge of Pine, Merger Sub, has disposed of any assets prior to the Merger which disposition was made in contemplation of, or as part of, the Merger.

13. At the Effective Time, the fair market value of the assets of Pine will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

14. The liabilities of Pine and the liabilities to which the assets of Pine are subject were incurred by Pine in the ordinary course of its business.

15. There is no intercorporate indebtedness existing between Cedar or any of its subsidiaries, on the one hand, and Pine or any of its subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount.

16. Pine is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding.

17. Pine is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

18. To the knowledge of Pine, the representations made in the representation letter delivered by Cedar to Cravath, Swaine & Moore LLP and Weil, Gotshal & Manges LLP and dated the date hereof are true, correct and complete in all material respects.

19. The undersigned is authorized to make all the representations set forth herein on behalf of Pine and its management.

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The undersigned acknowledges that (i) your opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications, including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects. The undersigned further represents that, for purposes of rendering your opinions, you may consider each of the representations contained herein to be true, correct and complete without regard to any knowledge qualification.

Very truly yours,

Pine

By:
Title:

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